As filed with the Securities and Exchange Commission on April 18, 2019
Registration No. 333-222172

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

Registration Statement Under the Securities Actof 1933
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MEMBERS Life Insurance Company
(Exact name of registrant as specified in its charter)

IOWA	6311	39-1236386
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2000 Heritage Way
Waverly, Iowa 50677
(319) 352-4090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ross Hansen, Esq.
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677
(319) 352-4090
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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COPY TO:
Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer [X]	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Single Premium Deferred Indexed Annuity Contract	*	*	$2 billion	$249,000.00**

*   The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

**  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MEMBERS® Zone Annuity

Issued by:
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677

Telephone number: 800-798-5500
Offered Through: CUNA Brokerage Services, Inc.

This Prospectus describes the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract (the “Contract”) issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). The Contract is designed for individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. The Contract offers you the ability to allocate your monies among two interest crediting options, accumulate interest earnings under the Contract and receive income payments. The Contract is not an investment in the stock market or in any securities index. Index-linked annuity contracts are complex insurance and investment vehicles. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. This Prospectus describes all material rights and obligations of Owners, including all state variations.

You may purchase the Contract with a single Purchase Payment that is at least $5,000. You may allocate your Purchase Payment among two options – the Secure Account and the Growth Account (the “Risk Control Accounts”). For each Risk Control Account, we credit interest based in part on the performance of the S&P 500 Price Index (the “Index”) over a one-year period. The Secure Account and the Growth Account have Index Interest Rate Floors of 0% and -10%, respectively. These floors place a limit on the negative performance of the Index and therefore the amount that can be deducted from the Owner’s investment in a Risk Control Account. The Secure Account and the Growth Account also have Index Interest Rate Caps. The Index Interest Rate Caps place a limit on the positive performance of an Index, and therefore limit the amount of Index Interest that can be credited to an Owner’s investment in a Risk Control Account. The Index Interest Rate Cap will never be less than 1% for either Risk Control Account. We hold reserves for Index Interest Rate Floor and Cap guarantees for amounts allocated to each Risk Control Account in a separate account (the “Separate Account”). Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We may offer additional Risk Control Accounts in the future. Not all Risk Control Accounts may be available in all markets where we offer the Contract. Contracts sold in the state of California must be surrendered or annuitized at the end of the Initial Index Period. A surrender will be subject to income tax and may be subject to a 10% Internal Revenue Service (“IRS”) penalty tax if taken before age 59½. You should consult your registered representative before buying the Contract.

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If you surrender your Contract or take a partial withdrawal during the Initial Index Period, we will apply a Surrender Charge and a Market Value Adjustment (“MVA”) to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in the Prospectus. See “fees and charges” on page 21, “market value adjustment” on page 18 and “access to your money” on page 23. The maximum Surrender Charge is 9% of the amount surrendered or withdrawn that is in excess of the free annual withdrawal amount. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive upon surrender or partial withdrawal.
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There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, company risks, and interest rate risks. Also, Surrender Charges and an MVA may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than your Purchase Payment under the Contract. In addition, partial withdrawals and surrenders

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will be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. It is also possible that you will not earn any interest in the Risk Control Accounts. Additional information about these risks appears under “Risk Factors” on page 8, “access to your money” on page 23, and “federal income tax matters” on page 29.
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Please note that you could lose significantly more than 10% of your investment in the Contract. For example, if you invested $10,000 in the Contract and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $7,290. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 8% of your investment or $525 which would leave you with $6,765. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59½ or younger at the time of surrender, a ten percent tax penalty of $677 would apply and would reduce the amount you would have from the Contract to $6,088. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index. The example also does not take into account your ability to transfer some or all of your investment to the Secure Account after the first and second year.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering.

This Prospectus provides important information you should know before investing. Please keep the Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

An investment in this Contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

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The date of this Prospectus is May 1, 2019
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TABLE OF CONTENTS

GLOSSARY	1

HIGHLIGHTS	4

How Your Contract Works	4
Contract Charges	7
Change of Annuitant Endorsement Charge	7
Benefits of Your Contract	7
Risk Factors	8
Other Important Information You Should Know	10

GETTING STARTED – THE ACCUMULATION PERIOD	10

Purchasing a Contract	10
Tax-Free “Section 1035” Exchanges	11
Owner	11
Divorce	11
Beneficiary	11
Right to Examine	12

ALLOCATING YOUR PURCHASE PAYMENT	12

AUTOMATIC REBALANCE PROGRAM	12

CONTRACT VALUE	13

RISK CONTROL ACCOUNTS	13

MARKET VALUE ADJUSTMENT	18

SURRENDER VALUE	21

FEES AND CHARGES	21

Surrender Charge	21
Change of Annuitant Endorsement Charge	22
Other Information	23

ACCESS TO YOUR MONEY	23

Partial Withdrawals	23
Free annual withdrawal amount	23
Waiver of Surrender Charges	23
• Nursing Home or Hospital Waiver	24
• Terminal Illness Waiver	24
Surrenders	24
Partial Withdrawal and Surrender Restrictions	24
Right to Defer Payments	25
Bailout Provision	25

DEATH BENEFIT	25

Death of the Owner	25
Death of Annuitant While the Owner is Living	26
Death Benefit Payment Options	26
Death of Owner or Annuitant After the Payout Date	26
Abandoned Property Requirements	27

INCOME PAYMENTS – THE PAYOUT PERIOD	27

Payout Date	27

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Terms of Income Payments	27

INCOME PAYMENT OPTIONS	28

Election of an Income Payment Option	28
Options	28

FEDERAL INCOME TAX MATTERS	29

Tax Status of the Contracts	29
Taxation of Non-Qualified Contracts	29
Taxation of Qualified Contracts	31
Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes	32
Medicare Tax	32
Same-Sex Spouses	32
Annuity Purchases By Nonresident Aliens and Foreign Corporations	32
Possible Tax Law Changes	33

OTHER INFORMATION	33

Distribution	33
Cyber Security	34
Authority to Change	34
Incontestability	34
Misstatement of Age or Gender	34
Conformity with Applicable Laws	34
Reports to Owners	35
Change of Address	35
Inquiries	35

CORPORATE HISTORY OF THE COMPANY	35

Financial Information	36
Investments	36
Reinsurance	36
Policy Liability and Accruals	36

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS	37

SELECTED FINANCIAL DATA	43

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	44

Cautionary Statement Regarding Forward-Looking Information	44
Overview	45
Critical Accounting Policies	46
Financial Condition	54

MANAGEMENT	58

Directors and Executive Officers	58

FINANCIAL STATEMENTS	64

APPENDIX A: EXAMPLES OF THE PARTIAL WITHDRAWALS, FULL SURRENDER, AND THE MARKET VALUE ADJUSTMENT	A-1

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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glossary

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

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Accumulation Period – The Accumulation Period is the period of time that: (a) begins on the Contract Issue Date as stated on your contract data page; and (b) continues until the Payout Date, unless the Contract is terminated.
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Adjusted Index Value – The Initial Index Value adjusted for the Index Interest Rate Cap or Index Interest Rate Floor for the current Contract Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Annuitant (joint annuitant) – The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

Automatic Rebalance Program – A program to automatically transfer values between the Risk Control Accounts to achieve the balance of Contract Value equal to the allocation percentages you requested. The Automatic Rebalance Program is only in effect during the Initial Index Period.

Bailout Provision –  If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your contract data page attached to the front of the cover page of the Contract, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account without a Surrender Charge and without any MVA during the Initial Index Period.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day –  Any day both the Company and the New York Stock Exchange are open for business. The Company will be closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. We are closed on the day itself if those days fall Monday through Friday, the day immediately preceding if those days fall on a Saturday, and the day immediately following if those days fall on a Sunday.

Closing Index Value – The closing value of the Index on a date on which we calculated Index Interest. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contingent Owner – A contingent owner assumes control of the Contract and becomes the new Owner if the original Owner(s) dies before the Annuitant.

Contract – The MEMBERS Zone Annuity, an individual or joint owned, single premium deferred annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force.

Contract Issue Date – The date from which Contract Years and Contract Anniversaries are determined. The Contract Issue Date is shown on your contract data page. Contracts are only issued on the 10th and 25th of each month, unless those days fall on a non-Business Day. In that case, we would issue the Contract on the next Business Day. See Business Day definition for more details.

Contract Value – The current value of your annuity as provided under this Contract during the Accumulation Period. Contract Value will be impacted by the Credited Index Interest, which may be positive or negative.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Credited Index Interest – The amount of Index Interest credited on each Contract Anniversary and at time of partial withdrawal, surrender,

death and annuitization. Credited Index Interest may be positive or negative and will impact Contract Value.

Credited Index InterestRate – The rate used to determine the index interest to be applied to Contract Value.

Death Benefit –  The Contract Value adjusted for Credited Index Interest as of the date death benefits are payable. We do not apply the Surrender Charge or MVA in determining the death benefit payable.

Due Proof of Death – Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record; b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.

General Account – All of the Company’s assets other than the assets in the Separate Account.

Good Order – All necessary documents and forms that are complete and in our possession. To be in “Good Order,” an instruction must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and any payment amount must meet our minimum requirements to complete the request. We reserve the right to change, from time to time, our requirements for what constitutes Good Order and which documents, forms and payment amounts are required in order for us to complete your request. We will provide you a written notice of any change in our requirements for what constitutes “Good Order” at least 10 days in advance of such change.

Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

Income Payment Option – An option to receive income payments during the Payout Period.

Index – The S&P 500 Composite Stock Price or any substituted suitable alternative index. See “addition or Substitution of an Index” for the criteria we would use to identify a suitable alternative index.

Index Interest – Interest we calculate that is based in part on the performance of an Index.

Index Interest Rate Cap – The maximum index interest rate that we may use to determine Credited Index Interest. We may change this rate at the beginning of a Contract Year.

Index Interest Rate Floor – The minimum index interest rate that we may use to determine the Credited Index Interest. This rate will equal the initial Index Interest Rate Floor shown on your contract data page and will not change during the life of your Contract. The Index Interest Rate Floors for the Secure Account and Growth Account are 0% and -10% respectively.

Initial Index Value – The index value as of the beginning of the current Contract Year.

Initial Index Period – The period beginning on the Contract Issue Date and ending on the Initial Index Period Expiration Date. This period coincides with the surrender charge periods described in the section titled “Fees and Charges”.

Initial Index Period Expiration Date – The last day of the Initial Index Period which coincides with the expiration of the surrender charge period.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Market Value Adjustment (“MVA”) – An adjustment that we will make to the amount you receive if you surrender the Contract or take a partial withdrawal during the Initial Index Period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Contract Issue Date to the date you surrender the Contract or take a partial withdrawal. The MVA may be either positive or negative. This means that the MVA may increase or decrease the amount payable to you upon surrender or partial withdrawal.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner – The person(s) (or entity) who owns this Contract and whose death determines the Death Benefit. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in this Contract during the Accumulation Period. The Owner may exercise all rights and options stated in this Contract, subject to the rights of any irrevocable Beneficiary. The Owner is also referred to as “you” or “your.”

Payee – The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner, unless otherwise designated. A minor cannot be the Payee.

Payout Date – The date we begin making income payments to the Payee from the Contract.

Payout Period – The phase the Contract is in once income payments begin.

Purchase Payment – The initial payment that we require to issue the Contract. We do not allow any payments under the Contract after the initial Purchase Payment.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special tax treatment under the Internal Revenue Code.

Risk Control Account – An interest crediting option to which you may allocate your contract value.

Risk Control Account Value – The amount of Contract Value allocated to a Risk Control Account.

Separate Account – A separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Contract. Our other General Account assets are also available to meet the guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. The Separate Account is not registered under the Investment Company Act of 1940.

Surrender Charge – The charge we assess when you surrender the Contract or make a partial withdrawal of Contract Value during the Initial Index Period.

Surrender Value – The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value, less any Surrender Charges and adjusted for any MVA.

Written Request – A request in writing and in a form satisfactory to us signed by the Owner and received at our Administrative Office. A Written Request may also include a telephone or fax request for specific transactions, if permitted under our current administrative procedures.

highlights

The following is a “summary” of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Your Contract is an individual or joint owned, single premium deferred annuity contract. There are two periods to your Contract, an Accumulation Period and a Payout Period. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Risk Control Accounts, where interest is credited, if any, each Contract Year based, in part, on the investment performance of the Index (currently the S&P 500 Composite Stock Price Index), subject to an Index Interest Rate Cap and Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poors. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. We set the Index Interest Rate Caps at the Contract Issue Date and upon each Contract Anniversary. Credited Index Interest may be less than zero, depending on the Risk Control Account you elect. The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date. Index Interest is calculated at each Contract Anniversary. Because Index Interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the Income Payment Options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid.

Please call your registered representative or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Contracts sold in the state of California must be surrendered or annuitized at the end of the Initial Index Period. There are income tax consequences when a Contract is surrendered and penalty taxes may apply if a Contract is surrendered prior to an Owner’s age 59½ (see Federal Income Tax Matters in this Prospectus). Income taxes and penalties can be avoided if the Contract is annuitized or exchanged for a new annuity contract at the end of the Initial Index Period.

Purchase Payment
 You may purchase the Contract with a single initial Purchase Payment of $5,000 or more. A Purchase Payment of $1,000,000 or more requires our approval. We do not allow any payments under the Contract after the initial Purchase Payment. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceed $1,000,000 also require our approval.

Allocation Options
 There are two Risk Control Accounts, the Secure Account and the Growth Account, among which you may allocate all or a portion of your Purchase Payment and Contract Value. Both Risk Control Accounts

are available as allocation options during the Initial Index Period. Under your Contract, you choose the duration of the Initial Index Period. We currently offer Initial Index Periods with durations of 5, 6, 7 or 10 years, but may reduce or increase the durations offered from time to time for new contracts that we issue. After the Initial Index Period, only the Secure Account will be available as an allocation option under the Contract. The Growth Account is not available after the Initial Index Period. For Contracts sold in the state of California, neither Risk Control Account is available after the Initial Index Period. After the Initial Index Period, the Owner must select either an Income Payment Option or a lump sum payment of Contract Value.

You may allocate your Purchase Payment to either or both Risk Control Accounts during the Initial Index Period, subject to the following restrictions. You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your adviser and/or you for clarification. We will not issue the Contract without your allocation instructions.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account. (See “access to your money – Bailout Provision” for more details.)

The Index Interest Rate Floor is the minimum index interest rate that we may use to determine Credited Index Interest. The Secure Account has an Index Interest Rate Floor of 0%. Credited Index Interest for any Contract Year can never be below 0%. This means that any negative investment performance of the Index over the one-year period used in determining Credited Index Interest would not reduce your Contract Value at the end of a Contract Year. The Secure Account provides your Contract Value the most protection from negative investment performance of the Index.

The Index Interest Rate Cap is the maximum index interest rate that we may use to determine Credited Index Interest. The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

On the other hand, the Growth Account has an Index Interest Rate Floor of -10%. Credited Index Interest for any Contract Year can never be below -10%. This means that negative investment performance of the Index over the one-year period used in determining Credited Index Interest could result in negative Credited Index Interest being credited that would reduce your Contract Value at the end of the Contract Year. However, any negative Credited Index Interest would not reduce your Contract Value in a Contract Year by more than 10% regardless of whether the negative investment performance of the Index over the one-year period was less than -10%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Account, the Index Interest Rate Cap declared for the Growth Account would be higher than the Index Interest Rate Cap declared for the Secure Account for the same Initial Index Period which allows the potential for higher positive Credited Index Interest to be applied to your Contract Value allocated to the Growth Account. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

We reserve the right to add or substitute the Index. We will substitute the Index if the Index is discontinued or calculation of the Index is materially changed. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn.

Right to Examine
 The Contract provides for an initial “right to examine” period. The Owner may reject the Contract for any reason by forwarding the Contract to us with a Written Request at our Administrative Office within 10 days of receiving it, or such longer period as the state in which your Contract was issued may require.

If you exercise this “Right to Examine”, the Contract will terminate and we will refund your Purchase Payment. Some states may require that we refund the Contract Value, which reflects interest, positive or negative, based on changes in the Index. The state in which your Contract is issued will determine which method we use. If your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Refunds will not be subject to a Surrender Charge or MVA and will be paid within seven Business days following our receipt of the Contract.

Rebalancing / Reallocation
Upon each Contract Anniversary, after Credited Index Interest has been applied, the Automatic Rebalance Program will reallocate your Contract Value between the Risk Control Accounts based on your most recent allocation instructions that we have on file or the allocation applied on the Contract Issue Date if no additional allocation change requests have been made.

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You may change your allocation of Contract Value between Risk Control Accounts once each Contract Year during the Initial Index Period. Your request to change your allocation instructions must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective the following Contract Anniversary.
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Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. See “access to your money – Bailout Provision” for more details.

Withdrawal Options
 The Contract offers the following liquidity features during the Accumulation Period:

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Free annual withdrawal amount – Each Contract Year, beginning in Contract Year 2, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year free of any Surrender Charge or MVA. One time withdrawals will be permitted in the first Contract year for purposes of meeting requirements set forth by the Internal Revenue Code. The free annual withdrawal amount may be larger for certain Qualified Contracts to satisfy minimum distribution requirements set forth in the Internal Revenue Code.

•
Partial withdrawal option – You may take up to two withdrawals each Contract Year beginning in Contract Year 2 to the beginning of the Payout Period. We do not allow withdrawals in Contract Year 1, with the exception to allow for requirements set forth by the Internal Revenue Code. Amounts withdrawn from your Contract Value in excess of the free annual withdrawal amount in Contract Year 2 through the end of the Initial Index Period will be subject to a Surrender Charge of up to 9% and an MVA.

•
Full surrender option – You may surrender your Contract at any time prior to beginning the Payout Period. Upon full surrender, Credited Index Interest, a Surrender Charge of up to 9%, and an MVA may apply.

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Withdrawals and surrenders are subject to income taxes, and if taken before the Owner is age 59½, tax penalties may apply. See “federal income tax matters” for more details. Any withdrawals will also reduce the death benefit.
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Market Value Adjustment (MVA)
For partial withdrawals and upon full surrender of Contract Value in excess of the free annual withdrawal amount during the Initial Index Period, we will apply an MVA. The MVA can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Contract was issued (see “market value adjustment” section for more details). You may lose a portion of your principal due to the MVA.

Contract Charges

Surrender Charge
 For partial withdrawals and surrenders during the Initial Index Period, we deduct a Surrender Charge equal to a percentage of the Contract Value withdrawn that is in excess of the free annual withdrawal amount (see the “fees and charges” section for more details). We will deduct the Surrender Charge before we apply any MVA. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in “appendix a” to this Prospectus.

Surrender Charge and Market Value Adjustment Hardship Waivers
We will not deduct a Surrender Charge or apply an MVA to a partial withdrawal or surrender made in the case of the following life events:

•	Confinement to a Nursing Home or Hospital for at least 180 consecutive days; or
•	Diagnosis of a terminal illness where life expectancy is 12 months or less.

There are waiting periods and other restrictions that apply to these waivers, which are discussed in greater detail in the “access to your money” section.

Bailout Provision
 We will set a bailout rate for each Risk Control Account. The bailout rate will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. If the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following a Contract Anniversary. However, if you are age 59½ or younger at the time of such withdrawal, a 10% tax penalty may apply. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. See “access to your money – Bailout Provision” for more details.

Change of Annuitant Endorsement Charge

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

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Income Options
 You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date and continue based on the option you elect.
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Death Benefit
The Contract provides a Death Benefit during the Accumulation Period. The Death Benefit is equal to the Contract Value adjusted for Credited Index Interest as of the date Death Benefits are payable. We do not apply the Surrender Charge or MVA in determining the Death Benefit payable.

Benefits of Your Contract

Your Contract offers you several benefits.

•
Tax Deferral – Your Contract provides for tax-deferred growth. This may allow your Contract Value to grow faster because you earn interest on Contract Value that otherwise may have been paid in taxes. Your Contract Value may earn interest. The interest would compound within the Contract and the Contract Value you may have otherwise paid in taxes earns interest. Credited

Index Interest earned generally is not taxed until it is withdrawn. We will apply any Credited Indexed Interest earned at the time of a partial withdrawal or surrender. You may use the Contract with certain tax qualified retirement plans, including in Roth IRA accounts. If your Contract is used with a Roth IRA or other Roth account in a tax qualified retirement plan, Credited Index Interest may not be taxed even when distributed. Please note, however, that tax qualified retirement plans provide their own tax deferral or other tax benefit; the purchase of this Contract does not provide additional tax benefits beyond those provided in the qualified plan.

•
Free Annual Withdrawals after First Contract Year – You may take a maximum of two free annual withdrawals from your Contract Value each Contract Year after the first Contract Year during the Initial Index Period. In each such Contract Year, you may withdraw up to 10% of Contract Value determined as of the beginning of the Contract Year without the application of a Surrender Charge or MVA on those amounts. Note that taxes and other penalties may apply to free annual withdrawals and withdrawals may be restricted under certain Qualified Contracts.

•
Death Benefit – Your Contract provides a Death Benefit. Death Benefit proceeds become payable to the Beneficiary upon our receipt of Due Proof of Death of the Owner during the Accumulation Period (or the first Owner to die if there are Joint Owners).

•
Protection from Outliving your Income – Your Contract provides you with the opportunity to receive income payments during the Payout Period. Annuitizing your Contract converts your Contract Value into a stream of income which can be based on your life expectancy. Depending upon the type of income benefit option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

Risk Factors

Your Contract also has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

•
Index Interest Crediting Risk – If the Index declines, it may or may not reduce your Contract Value in a Risk Control Account. This depends on the Risk Control Account to which you allocated your Contract Value. Nevertheless, you always assume the investment risk that no Credited Index Interest will be added to your Contract Value at the end of a Contract Year. You also bear the risk that sustained declines in the Index may result in Credited Index Interest not being credited to your Accumulated Value for a prolonged period. If your Contract Value is allocated to the Growth Account, you also assume the risk that we may credit negative Credited Index Interest. This means that Contract Value allocated to the Growth Account will decline. In addition, you assume the risk that the Index Interest Rate Cap, the maximum index interest rate that we may use to determine Credited Index Interest and which is set annually, can be reduced to as little as 1.0%.

Please note that in an increasing interest rate environment, the MVA could reduce the amount received to less than the protection provided by the Index Interest Rate Floor.

•
Loss of Principal Risk – Investment in the Growth Account could result in a loss of principal. Although investment losses in the Growth Account are subject to an Index Interest Rate Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of the initial Purchase Payment. Withdrawals and surrenders during the Initial Index Period could also result in a loss of previously credited interest or principal even if Index performance has been positive, as a result of Surrender Charges and/or the MVA.

•
Liquidity Risk – We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are always permitted to take two partial withdrawals from the Contract each Contract Year after

Contract Year 1 and to surrender the Contract at any time, a surrender in Contract Year 1 and partial withdrawals and surrenders in Contract Year 2 through the end of the Initial Index Period in excess of the free annual withdrawal amount will be subject to a Surrender Charge and MVA (if applicable). We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

•
Market Risk – The historical performance of the Index should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

•
Risk That We May Eliminate or Substitute an Index – There is no guarantee that the Index will be available during the entire time you own your Contract. We may replace currently available indices if they are discontinued or there is a material change in the calculation of the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. We will not substitute the Index until the new Index has been approved by the insurance department in your state. If we substitute the Index and you do not wish to allocate your contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge and an MVA, which may result in a loss of principal and Credited Index Interest. A surrender of the Contract may also be subject to taxes and tax penalties.

If an Index is substituted in the middle of a Contract Year, we will calculate Index Interest up to the date the first Index terminates. Index Interest will then be calculated from the date the new Index is used until the Contract Anniversary and the two Index Interest amounts will be added together to determine the Credited Index Interest for the Contract Year.

We will notify you in your annual report of any addition of an index or substitution or removal of the Index or otherwise in writing where it is necessary to provide advance written notification of the change prior to your Contract Anniversary. See “Addition or Substitution of an Index” for more details.

Note: When you purchase the Contract, you are not buying shares in a securities index or shares of stock. The Index does not reflect dividends paid on the stocks comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.

•
Risk Control Account Transfer Restriction – At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account. In that event, you may not be able to reallocate your Contract Value between the Secure Account and the Growth Account. See “access to your money – Bailout Provision” for more details.

•
Creditor and Solvency Risk–  Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Important Information You Should Know

•
No Ownership Rights – You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index. As the Owner of the Contract, you will not have any ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions.

•
No Affiliation with Index or Underlying Stocks – We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

•
Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

getting started – the Accumulation Period

The Contract is an individual or joint owned, single premium deferred annuity. We describe your rights in your Contract below. Contract language may vary by state. You should review your Contract when it is received. Any material differences in the Contract are due to state variations as disclosed in the Prospectus.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through registered representatives who also are agents of the Company. To start the purchase process, you must submit an application to your registered representative. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your registered representative. Your registered representative will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application from the selling firm or because of delays in determining whether your Contract is suitable to you. Any such delays will affect when we issue your Contract.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRAs”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features such as Credited Index Interest that is locked-in each Contract Year, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new surrender charge period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

Owner means the owner named in the application or any successor if ownership has been assigned. The Owner names the Annuitant or Joint Annuitants. All rights may be exercised by the Owner subject to the rights of any other Owner and any irrevocably named Beneficiary.

Any change in Owner is subject to our acceptance and we reserve the right to refuse such change on a non-discriminatory basis.

If an Owner who is a natural person dies during the Annuitant’s lifetime, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are Joint Owners, the Death Benefit will become payable after the first Joint Owner dies). If an Owner is not a natural person and the Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your registered representative.

Divorce

In the event of divorce, the former spouse must provide a copy of the divorce decree to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former spouses.

Beneficiary

You name a Beneficiary when you apply for the Contract. At any time before the Payout Date, you may change the Beneficiary by a Written Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Written Request was signed. If there are multiple Owners, each Owner must sign the Written Request. In addition, any irrevocable Beneficiary must sign the Written Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate (if Joint Owners, the surviving Owner will receive the Death Benefit proceeds).

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your registered representative.

Right to Examine

You may cancel your Contract and return it to your registered representative or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid or your Contract Value depending upon the state in which your Contract was issued. However, if your Contract is an IRA under the Internal Revenue Code, we will refund your Purchase Payment. Generally, you must return your Contract within 10 days of receipt, but some states may permit a longer period for you to return your Contract.

allocating your Purchase Payment

Purchase Payment

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Our approval is required for a Purchase Payment of $1,000,000 or more. We do not allow any payments under the Contract after the initial Purchase Payment.

Purchase Payment Allocation

You must specify the percentage of your Purchase Payment to be allocated to each Risk Control Account on the Contract Issue Date. The amount you direct to a particular Risk Control Account must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100% of the Purchase Payment. You may allocate your Purchase Payment to either or both Risk Control Accounts.

We will only issue the Contract on the 10th and 25th of each month (a “Contract Issue Date”), unless those days fall on a non-Business Day. In that case, we would issue the Contract on the next Business Day. If we receive your Purchase Payment and all necessary paperwork to process your Contract before the Contract Issue Date, we will deposit your Purchase Payment in our General Account. We then will transfer your Purchase Payment, based on the allocation you specified, to the Risk Control Accounts on the Contract Issue Date. Your Purchase Payment will begin to earn Index Interest, if any, only after it has been allocated to a Risk Control Account(s).

automatic rebalance program

Each Contract Anniversary, during the Initial Index Period, we will automatically rebalance your Contract Value among the Risk Control Accounts based on your most recent allocation instructions that we have on file, or the allocation applied on the Contract Issue Date if you have not made any additional allocation change requests. This means, for example, that if your allocation instructions require that 50% of your Contract Value be allocated to the Secure Account and 50% of your Contract Value be allocated to the Growth Account, we will transfer your Contract Values between those Accounts on the Contract Anniversary so that 50% of your Contract Value has been allocated to both the Secure Account and Growth Account following the transfer.

You may change your allocation of Contract Value between the Risk Control Accounts once each Contract Year. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. However, your latest instructions will take effect on the next Contract Anniversary. Your request must be received at our Administrative Office at least two Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Written Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.

Please note that at any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. (See “access to your money – Bailout Provision” for more details.)

contract value

On the Contract Issue Date, your Contract Value equals the Purchase Payment. Each Risk Control Account is established by an allocation of a portion or all of your Purchase Payment to that Account. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the sum of the Risk Control Account Values.

risk control accounts

You may allocate your Purchase Payment to one or both of the two Risk Control Accounts we currently make available, the Secure Account and the Growth Account. We hold reserves for the Index Interest Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Separate Account. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the interest rate calculation methodology, Index Interest Rate Cap, and Index Interest Rate Floor. In the case of a partial withdrawal, surrender, annuitization or death of the Owner that occurs during a Contract Year on a date other than a Contract Anniversary, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Account based on the percentage change in the Index from the beginning of the Contract Year to the date of the partial withdrawal, surrender, annuitization or death, as applicable, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor. Please note that the Index does not include dividends paid on the stocks comprising the Index, and therefore does not reflect the full investment performance of the underlying stocks.

We reserve the right to add or substitute the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn.

In the event that we substitute the Index, we will attempt to add a suitable alternative index as a replacement to the Index on the same day that we remove the Index. If we are unable to do so, so that there is a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any Credited Index Interest we may credit your Contract Value for that Contract Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply Credited Index Interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Contract Year to the date on which the Index became unavailable under the Contract, subject to the interest rate calculation methodology, Index Interest Rate Cap and Index Interest Rate Floor.

After the Initial Index Period, only the Secure Account will be available for the allocation of your Contract Value.

Your Contract Value allocated to a Risk Control Account (“Risk Control Account Value”) equals:

•	Your Risk Control Account Value as of the last Contract Anniversary; plus

•	Any Credited Index Interest applied to Risk Control Account Value during the current Contract Year; minus

•	Gross Withdrawals from your Risk Control Account Value (the sum of all partial withdrawals taken since the last Contract Anniversary, which includes all Surrender Charges and adjusted for any MVA).

Your Risk Control Account Value as of the last Contract Anniversary equals your Risk Control Account Value at the beginning of the current Contract Year.

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Interest Rate Calculation Methodology.  Each Risk Control Account uses an annual point-to-point interest rate calculation methodology to determine the amount of Credited Index Interest. Under the annual point-to-point method, the Credited Index Interest, if any, is measured based on the percentage change in the Index over a Contract Year, a one-year period. Credited Index Interest is subject to an:
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•	Index Interest Rate Cap, which is the maximum rate that we will use in the calculation of Credited Index Interest; and

•	Index Interest Rate Floor, which is the minimum interest rate that we will use in the calculation of Credited Index Interest.

Use of an annual point-to-point interest rate calculation methodology results in Index Interest being calculated at a single point in time. As a result, you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

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Credited Index Interest. We calculate Credited Index Interest based on two factors: the Credited Index Interest Rate and your Risk Control Account Value. We calculate Credited Index Interest on each Contract Anniversary and at the time of partial withdrawal, surrender, death and annuitization. Credited Index Interest equals the Credited Index Interest Rate multiplied by your Risk Control Account Value as of the last Contract Anniversary. Examples of how the Credited Index Interest Rate and Credited Index Interest are calculated are set forth on pages 18 and 19 of the Prospectus.
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The Credited Index Interest Rate for a Risk Control Account equals:

(A/B) – 1 where:

A = the Adjusted Index Value as of the current date; and

B = the later of the Adjusted Index Value as of the last partial withdrawal taken in the current Contract Year. If no partial withdrawals have been taken in the current Contract Year, this will be equal to the Initial Index Value.

You can find the Credited Index Interest applied to your Contract Value on the annual statement that we will forward to you following your Contract Anniversary. You may also find the Credited Index Interest that has accrued to your Contract Value prior to a Contract Anniversary by calling the Customer Service Center toll-free telephone number (800.798.5500) or by viewing on-line at http://eservice.cunamutual.com.

Adjusted Index Value. The Adjusted Index Value depends on the Closing Index Value (or the last Adjusted Index Value in the case where one or more partial withdrawals are made in a Contract Year). The Adjusted Index Value is calculated each time Credited Index Interest is calculated. This can be as frequently as daily and occurs on each Contract Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. Closing Index Value for a day on which we calculate Index Interest is the closing value of the Index on that date. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published if you made no partial withdrawals during a Contract Year, we would calculate the Adjusted Index Value as follows:

If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Interest Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Cap).

If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Interest Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Interest Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

•	Initial Index Value = 1,000

•	Index Interest Rate Cap = 15%

•	Index Interest Rate Floor = -10%

At the time Credited Index Interest is calculated, the Adjusted Index Value will be:

•	Scenario 1: Closing Index Value = 1,200

	o	1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 1,150.

•	Scenario 2: Closing Index Value = 850

	o	850 is less than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 900.

•	Scenario 3: Closing Index Value = 1,100

	o	1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,100.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Interest Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Interest Rate Floor).

Setting the Index Interest Rate Cap and the Index Interest Rate Floor. We consider various factors in determining the Index Interest Rate Caps and Index Interest Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Interest Rate Cap and the Index Interest Rate Floor at our sole discretion. We set the Index Interest Rate Cap at the beginning of each Contract Year and guarantee the Index Interest Rate Cap for the duration of the Contract Year. We guarantee the Index Interest Rate Floor for the life of your Contract.

Secure Account

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Secure Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor.

Index Interest Rate Cap for the Secure Account. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year.

We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable. The Index Interest Rate Cap for the Secure Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Secure Account equal to 1.0%.

Index Interest Rate Floor for the Secure Account. The Index Interest Rate Floor for the Secure Account is zero. As a result, Credited Index Interest will never be less than zero and your Contract Value in the Secure Account will never be reduced by the application of Credited Index Interest.

Growth Account

If you choose to allocate all or a portion of your Purchase Payment or Contract Value to the Growth Account, we will determine Credited Index Interest based on the percentage change in the value of the Index from the Initial Index Value to the Contract Anniversary (or date of partial withdrawal, surrender, annuitization, or date of death of the Owner), subject to an Index Interest Rate Cap and an Index Interest Rate Floor. The Growth Account is not available after the Initial Index Period Expiration Date.

      Index Interest Rate Cap for the Growth Account. The Index Interest Rate Cap is the maximum rate that we will use in the calculation of Credited Index Interest. The initial Index Interest Rate Cap is shown on your contract data page. On the first Contract Anniversary and on any subsequent Contract Anniversary, we will declare an Index Interest Rate Cap which we guarantee for the next Contract Year. We will forward advance written notice to you of the Index Interest Rate Cap at least fifteen days prior to the start of that Contract Year. The notice will also describe your right to transfer Contract Value between the Secure Account and the Growth Account and your right to exercise the Bailout Provision, if applicable. The Index Interest Rate Cap for the Growth Account will always be positive and will never be less than the minimum Index Interest Rate Cap for the Growth Account equal to 1.0%.

      Index Interest Rate Floor for the Growth Account. The Index Interest Rate Floor for the Growth Account is -10%. This means that your Credited Index Interest could be negative, but it will never be less than -10% regardless of whether the investment performance of the Index during the Contract Year is less than -10%. If the Credited Index Interest is negative, your Contract Value in the Growth Account would be reduced by the application of such negative Credited Index Interest.

The following three examples illustrate how we credit Index Interest to the Secure and Growth Accounts based on different levels of index performance. No withdrawals are assumed to occur under these examples.

Example 1: This example illustrates the calculation of Credited Index Interest when Index performance is greater than the Index Interest Rate Cap and the Index Interest Rate Floor.

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Assume the following information:
Prior Contract Anniversary:	9/30/2017
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%
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Contract Anniversary:	9/30/2018
Closing Index Value:	1,200
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The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 20% [(1.200/1.000)-1]. This is greater than the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is set at the cap level. Contract Value allocated to the Secure Account is credited with 4% Index Interest and Contract Value allocated to the Growth Account is credited with 14% Index Interest.

Example 2: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Cap and greater than the Index Interest Rate Floor.

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Assume the following information:
Prior Contract Anniversary:	9/30/2017
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00%

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%
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Contract Anniversary:	9/30/2018
Closing Index Value:	1,030
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The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is 3% [(1.030/1.000)-1]. This is below the Index Interest Rate Cap and above the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both accounts is equal to the return on the Index. Contract Value allocated to the Secure Account is credited with 3% Index Interest and Contract Value allocated to the Growth Account is credited with 3% Index Interest.

Example 3: This example illustrates the calculation of Credited Index Interest when Index performance is less than the Index Interest Rate Floor.

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Assume the following information:
Prior Contract Anniversary:	9/30/2017
Initial Index Value:	1,000

Secure Account Value:	$75,000
Index Interest Rate Floor:	0.00%
Index Interest Rate Cap:	4.00%

Growth Account Value:	$25,000
Index Interest Rate Floor:	-10.00%
Index Interest Rate Cap:	14.00%
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Contract Anniversary:	9/30/2018
Closing Index Value:	800
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The return on the Index is equal to the Closing Index Value divided by the Initial Index Value minus 1. In this example, the return on the Index is -20% [(800/1.000)-1]. This is below the Index Interest Rate Floor for both the Secure and Growth Accounts. Thus, Index Interest for both Accounts is equal to the Index interest Rate Floor for each Risk Control Account. Contract Value allocated to the Secure Account is credited with 0% Index Interest and Contract Value allocated to the Growth Account is credited with -10% Index Interest. This results in negative Credited Index Interest of -$2,500 being applied to the Contract Value in the Growth Account and thus is a decline in the Contract Value allocated to the Growth Account of $2,500. No Credited Index Interest would be applied to Contract Value in the Secure Account and thus the Contract Value in the Secure Account remains unchanged.

The Company retains the right to change the current Index Interest Rate Cap for both the Secure and Growth Accounts at its discretion, subject to the minimum Index Interest Rate Cap of 1.0%. The Company would consider the following factors when determining whether to make such a change:

•	significant changes in derivative, equity and/or fixed income instrument valuations;
•	increases in hedging costs that have a material impact on the Company’s ability to offer the Contract;
•	derivative market changes that materially impact availability and structure of hedging instruments;
•	significant negative fixed income instrument default experience realized by the Company;
•	meaningful changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
•	material unanticipated Owner experience.

Addition or Substitution of an Index. There is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of an Index is changed substantially, we may substitute a suitable similar broad based U.S. stock market index for the original Index. If we substitute an index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn. We will not substitute an index until that index has been approved by the insurance department in your state. The selection criteria for a suitable alternative Index includes the following:

•
A sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Credited Index Interest Rates;

•	The Index should be recognized as a broad based index that tracks the U.S. stock market if it is replacing an index such as the S&P 500 Index; and
•	The publisher of the index must allow the Company to use the index in contract and other materials for a reasonable fee.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in the annual report unless earlier written notice is necessary.

market value adjustment (“MVA”)

If you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Initial Index Period or if you elect an Income Payment Option.

Note:
The MVA will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal due to the MVA regardless of the Risk Control Account to which you allocated Contract Value. You directly bear the investment risk associated with an MVA. You should carefully consider your income needs before purchasing the Contract.

Purpose of the MVA

The MVA is an adjustment that may be made to the amount you receive in excess of the free annual withdrawal amount if you surrender the Contract during the Initial Index Period or take a partial withdrawal in excess of the free annual withdrawal amount during the Initial Index Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative. Similarly, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive. The MVA reflects in part the difference between the effective yield of the Constant Maturity Treasury rate, a rate representing the average yield of various Treasury securities, on the Contract Issue Date for a duration equal to the Initial Index Period and the effective yield of the Constant Maturity Treasury rate for a duration equal to the remaining length of the Initial Index Period at the time of surrender or partial withdrawal. In addition, the MVA reflects in part the difference between the effective yield of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread, a rate representative of investment grade corporate debt credit spreads in the U.S., on the Contract Issue Date and the effective yield of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread at the time of surrender or partial withdrawal. The greater the difference in those effective yields, respectively, the greater the effect the MVA will have. We will increase the amount you will be paid from a partial withdrawal by the amount of any positive MVA, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive MVA. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative MVA, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative MVA.

In general, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index Asset Swap Spread have increased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread have decreased at the time of surrender or partial withdrawal over their levels at the time we issued the Contract, the MVA will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal. The Company uses both the Constant Maturity Treasury rate and BofA Merrill Lynch 1-10 Year US Corporate Constrained Index Asset Swap Spread in determining any MVA since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

The amount of the MVA also reflects in part the Credited Index Interest Rate determined at the time of surrender or partial withdrawal. We use the Credited Index Interest Rate to either decrease or increase the amount of the MVA. If the Credited Index Interest Rate is positive, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will decrease the amount subject to the market value adjustment factor and therefore reduce the amount of any positive or negative MVA. Conversely, if the Credited Index Interest Rate is negative, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative MVA. If the Credited Index Interest Rate is 0%, we divide the amount of the withdrawal subject to the MVA by the Credited Index Interest Rate plus 1 which will not change the amount subject to the market value adjustment factor and therefore will not change the amount of any positive or negative MVA. If the Index has increased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be positive. If the Index has decreased since the date on which we determined the Initial Index Value for the Current Contract Year, the Credited Index Interest Rate will be negative.

The MVA helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the date we issue the Contract to the time of a surrender or partial withdrawal.

Application and Waiver

For each Risk Control Account, we will calculate the MVA as of the date we receive your Written Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA.

We will not apply an MVA to:

1.	free annual withdrawal amounts;

2.	Death Benefit proceeds;

3.	partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this Prospectus;

4.	withdrawals under the Bailout Provision;

5.	partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

6.	partial withdrawals or a surrender after the Initial Index Period;

7.	allocation of Contract Value to an Income Payment Option; and

8.	income payments during the Payout Period.

MVA Formula

An MVA is equal to the amount of the partial withdrawal or surrender in excess of the free annual withdrawal amount (W) divided by 1 plus the Credited Index Interest Rate (IIR*) then multiplied by the market value adjustment factor (MVAF) minus 1 or (W/(1+IIR*))x(MVAF -1) .

Where:

IIR* = Credited Index Interest Rate equal to (A/B) – 1 where:

A = The Adjusted Index Value; and

B = The Initial Index Value for the current Contract Year.

MVAF= ((1 + I + K)/(1 + J + L)) ^N where:

I = The Constant Maturity Treasury rate for a maturity consistent with the Initial Index Period (shown on your contract data page);

J = The Constant Maturity Treasury rate for a maturity consistent with the remaining length of the Initial Index Period;

(If there is no corresponding maturity of Constant Maturity Treasury rate then the linear interpolation of the Constant Maturity Treasury Rates Index with maturities closest to N will be used to determine I and J.)

K = The BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread as of the Contract Issue Date (shown on your contract data page);

L = The BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread as of the withdrawal date; and

N = The number of years (whole and partial) from the current date until the end of the Initial Index Period.

We determine I based on the Initial Index Period you have chosen. For example, if you choose the 10-year Initial Index Period at issue, then I would correspond to the 10-year Constant Maturity Treasury rate at the time we issue the Contract. We determine J when you take a partial withdrawal or surrender. For example, if you chose the 10-year Initial Index Period at issue and surrender the Contract 2 years into the Initial Index Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Initial Index Period or 8 years (8 = 10 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to N to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the BofA Merrill Lynch 1-10 Year US Corporate Constrained Index, Asset Swap Spread on the previous Business Day.

If the publication of any component of the Market Value Adjustment Indices is discontinued or if the calculation of the Market Value Adjustment Indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.

For examples of how we calculate MVAs, see “appendix a” to this Prospectus.

surrender value

If you surrender the Contract, you will receive the Surrender Value. The Surrender Value is equal to your Contract Value, less any Surrender Charges (described under the “fees and charges” section below), and adjusted for any MVA.

fees and charges

We assess the following fees and charges under the Contract.

Surrender Charge

If you surrender the Contract during the Initial Index Period or make a partial withdrawal of your Contract Value during the Initial Index Period, we may assess a Surrender Charge. Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. No Surrender Charge is assessed if the full Contract Value is applied to an Income Payment Option.

The amount of the Surrender Charge depends on the Initial Index Period that you have chosen, the length of time you have owned your Contract, and the amount you withdraw. The Surrender Charge amount is computed as a percentage of the amount withdrawn in excess of the free annual withdrawal amount. The Surrender Charge rates are as follows:

5-Year, 6-Year, 7-Year, and 10-Year Initial Index Periods

If You Choose the 5-Year Period:		If You Choose the 6-Year Period:		If You Choose the 7-Year Period:		If You Choose the 10-Year Period:
1	9%	1	9%	1	9%	1	9%
2	9%	2	9%	2	9%	2	9%
3	8%	3	8%	3	8%	3	8%
4	7%	4	7%	4	7%	4	7%
5	6%	5	6%	5	6%	5	6%
6+	0%	6	5%	6	5%	6	5%
		7+	0%	7	4%	7	4%
				8+	0%	8	3%
						9	2%
						10	1%
						11+	0%

It is important to note that we only assess the Surrender Charge and apply an MVA during the Initial Index Period. Therefore, when choosing your Initial Index Period, you should carefully consider the length of time you would like to be subject to the Surrender Charge and MVA. For more information on the MVA, see “market value adjustment.”

An Initial Index Period should be chosen based on an Owner’s specific investment, liquidity and retirement planning needs. For example, if you would like the potential to earn the highest positive Credited Index Interest under the Contract for as long as possible and do not foresee the need to make withdrawals from the Contract, you may want to consider the 10-Year Initial Index Period and allocate Contract Value to the Growth Account. In general, the Index Interest Rate Cap for either the Secure Account or the Growth Account increases with the duration of the Initial Index Period. In addition, in general, the Index Interest Rate Cap for the Growth Account will exceed the Index Interest Rate Cap for the Secure Account for the same Initial Index Period. Also, it is important to keep in mind that the Growth Account is only available during the Initial Index Period.

Conversely, if you would like the potential to earn positive Credited Index Interest but also want to preserve your Contract Value and foresee the need to make withdrawals in six or more years, you may want to consider the 5-Year Initial Index Period and allocate Contract Value to the Secure Account.

We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any MVA to your withdrawal proceeds. For an example of how we calculate the amount you receive when you make a partial withdrawal during the Initial Index Period, see Examples 1 and 2 in “appendix a” to this Prospectus.

We will not assess the Surrender Charge on:

free annual withdrawal amounts;

Death Benefit proceeds;

partial withdrawals that qualify for the Nursing Home or Hospital waiver or terminal illness waiver, described in this Prospectus;

withdrawals under the Bailout Provision;

partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

partial withdrawals or a surrender after the Initial Index Period; and

income payments during the Payout Period.

After the first Contract Anniversary and during the Initial Index Period, we will provide you with a free annual withdrawal amount each year. We also may waive the Surrender Charge in certain circumstances. For information on free annual withdrawals and Surrender Charge waivers, see “access to your money.”

Change of Annuitant Endorsement Charge

If you change the Annuitant within the first two Contract Years, we reserve the right to assess a fee to offset the expenses incurred. This fee will not exceed $150 and will be assessed on a pro-rata basis proportional to your Contract Value in the Risk Control Accounts.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the floors to the Index Interest credited to the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

access to your money

Partial Withdrawals

At any time after the first Contract Anniversary and before the Payout Date you may make two partial withdrawals each Contract Year. To make a partial withdrawal, you must submit a Written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value.If a Written Request in Good Order is received by 3:00 Central Standard Time, it will be processed that day. If a Written Request in Good Order is received after 3:00 Central Standard Time, it will be processed on the next Business Day. We will take the partial withdrawal pro-rata from your Contract Value in the Risk Control Accounts based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office.

Partial withdrawals taken during the Initial Index Period may be subject to Surrender Charges and an MVA (see “fees and charges” and “Market Value Adjustment”). Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “federal income tax matters.”

If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.

Free annual withdrawal amount. After the first Contract Anniversary, we will provide you with a free annual withdrawal amount each year during the Initial Index Period. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not assess a Surrender Charge or apply an MVA. The free annual withdrawal amount is deducted from the Contract Value before calculating Surrender Charges or the MVA in the event of a full surrender or a partial withdrawal.

The free annual withdrawal amount for a Contract Year equals 10% of your Contract Value calculated as of the start of the Contract Year. If you make a partial withdrawal of less than the free annual amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year. Partial annuitization will count toward the free annual withdrawal amount.

Waiver of Surrender Charges. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. You may exercise this waiver only once during the time you own the Contract.

•
Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.

The conditions that must be met are that:

o
the confinement in a Nursing Home or Hospital is recommended by a Physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where any Annuitant or Owner is confined; and

o
an additional free annual withdrawal amount request, accompanied by written proof of confinement and the Physician’s recommendation, is received by us no later than 90 days following the date that the qualifying confinement has ended.

•
Terminal Illness Waiver. We will not deduct a Surrender Charge or apply an MVA in the case of a partial withdrawal or surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less. As proof, we may require a determination of the terminal illness. Such determination must be signed by the physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

Please see your Contract for more information.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

At any time before the Payout Date and before the death of the Owner, you may surrender your Contract for the Surrender Value described above in “surrender value.” If a Written Request in Good Order is received by 3:00 Central Standard Time, it will be processed that day. If a Written Request in Good Order is received after 3:00 Central Standard Time, it will be processed on the next Business Day.

To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and a MVA may apply to your Contract surrender. See “market value adjustment” and “fees and charges.” A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “federal income tax matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply credit fixed rate of interest to the deferred payments, if required by state law.

Bailout Provision

We will set a bailout rate for each Risk Control Account. The Secure Account option will have a bailout rate and there will be a separate bailout rate for the Growth Account option. The bailout rates will be prominently displayed on your contract data page attached to the front of the cover page of the Contract and will not change during the Initial Index Period. The Bailout Provision allows you to make a withdrawal of the Contract Value attributable to a Risk Control Account without incurring any Surrender Charge and without the application of any MVA. Specifically, if the Index Interest Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to make a withdrawal of some or all of the Contract Value attributable to that Risk Control Account during the Initial Index Period without incurring any Surrender Charge and without the application of any MVA during the 30-day period following the Contract Anniversary. We must receive your Written Request for a withdrawal of Contract Value under the Bailout Provision in Good Order during the 30-day period following the Contract Anniversary. With respect to such withdrawal, your Contract Value will be reduced by the amount of the withdrawal. At any time the Index Interest Rate Cap for your Risk Control Account is less than the bailout rate specified on your contract data page, we may, at our discretion, restrict transfer into that Risk Control Account.

Withdrawals taken under the Bailout Provision may have tax consequences. The tax treatment of a withdrawal under the Bailout Provision depends on whether the Contract is a Non-Qualified Contract or a Qualified Contract. Generally, for a withdrawal from a Non-Qualified Contract, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value immediately before the distribution over the Owner’s investment in the Contract. If the Contract is a Qualified Contract, a portion of the withdrawal is taxable as ordinary income, based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. If taken prior to age 59½, a withdrawal from either a Non-Qualified or a Qualified Contract may be subject to an additional 10% federal tax penalty. See discussion of “Withdrawals” and “Penalty Tax on Certain Withdrawals” under “Federal Income Tax Matters.”

death benefit

Death of the Owner

If the Owner dies before the Payout Date (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

•	Due Proof of Death of the Owner while the Contract is in force;

•	our claim form from each Beneficiary, properly completed; and

•	any other documents we require.

The Death Benefit will equal your Contract Value adjusted for the application of any Credited Index Interest on the date we receive Due Proof of Death. If we receive Due Proof of Death by 3:00 Central Standard Time, we will determine the amount of the Death Benefit as of that day. If we receive Due Proof of Death after 3:00 Central Standard Time, we will determine the amount of the Death Benefit as of the next Business Day.

No Surrender Charges or MVA will apply to the Death Benefit.

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NOTE: In the event of the death of the Contract Owner during or after the Initial Index Period, Index Interest will be calculated for the period from the Contract Anniversary until the day we receive Due Proof of Death. The Index Interest Rate Floor and Index Interest Rate Cap will be used in calculating the Index Interest. If a Contract Anniversary occurs after death and during the period we are waiting to receive Due Proof of Death, the proceeds will remain in the Index Interest Accounts and credited with Index Interest (subject to applicable caps and floors) up to the date we receive Due Proof of Death.
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Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable. If a payment option is not elected within 60 days following receipt of Due Proof of Death, the proceeds will be paid in a single lump sum payment.

Death of Annuitant While the Owner is Living

If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant, until and unless we receive notice. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.

If the Owner is not a natural person and the last surviving Annuitant dies before the Payout Date, the Death Benefit will be payable to the Beneficiary.

Death Benefit Payment Options

The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

•
Spouses – If the sole Beneficiary is the surviving spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving spouse, this provision may not be used again, even if that surviving spouse remarries. In that case, the rules for non-spouses will apply. A surviving spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payment Option, or receive the Death Benefit proceeds within five years of the date of the Owner’s death.

•
Non-Spouses – If the Beneficiary is not the surviving spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

	•	Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;

•
Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payment Options. Payments under an Income Payment Option must begin within 1 year of the Owner’s death and must not extend beyond a period certain equal to the Beneficiary’s life expectancy; or

	•	Receive the Death Benefit within five years of the date of the Owner’s death.

Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified Contracts.

Death of Owner or Annuitant After the Payout Date

If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Income Payment Option in effect.

If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Income Payment Option in effect.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

income payments – the Payout Period

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the age of the oldest Joint Annuitant. For Contracts sold in the state of California, the Payout Date begins one month after the Contract Anniversary of the Initial Index Period. Please refer to the data page of your Contract for details.

You may change the Payout Date by sending a Written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; and (iii) the requested Payout Date is at least two years after the Contract Issue Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant’s 95th birthday or the original Payout Date.

Terms of Income Payments

We use fixed rates of interest to determine the amount of income payments payable under the Income Payment Options. Income payments will vary; however, depending on the number of Annuitants living on the Payout Date. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or MVA to income payments.

If there is one Annuitant living on the Payout Date, we will apply your Contract Value to provide for a Life Income Option with a 10-Year Guaranteed Period Certain, unless you have elected an Income Payment Option before the Payout Date or we are otherwise required under the Internal Revenue Code. If there are two Annuitants living on the Payout Date, we will apply your Contract Value to a Joint and Last Survivor Life Income Option with a 10-Year Guaranteed Period Certain unless you have elected an Income Payment Option before the Payout Date. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under “income payment options” below.

We will make the first income payment on the Payout Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payment Option. We may require proof from time to time that this condition has been met.

income payment options

Election of an Income Payment Option

You and/or the Beneficiary may elect to receive one of the Income Payment Options described under “Options” below. The Income Payment Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payment Option must be made by Written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20.

We will make income payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not specify an Income Payment Option in your application, the default payment option will be Option 2 – Life Income Option with a 10-year guaranteed period. You may change this payment option any time before payments begin on the Payout Date.

Options

We offer the following Income Payment Options.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used. The guaranteed periods are 0 (life income only), 5, 10, 15, or 20 years. If a guaranteed period of 0 years (life income only) has been selected and the Annuitant dies before the date the first income payment is made, no income payments would be paid.

Option 3 – Joint and Last Survivor Life Income Option with 10 Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation guaranteed rates will be used.

The options described above may not be offered in all states. Further, we may offer other Income Payment Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. Consult a tax advisor. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization. Partial annuitization will count toward the free annual withdrawal amount.

federal income tax matters

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special tax treatment under the Internal Revenue Code, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death.

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The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them, if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.
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Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract

Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals.  In the case of a distribution from a Non-Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

•	made on or after the taxpayer reaches age 59½;

•	made on or after the death of an Owner;

•	attributable to the taxpayer’s becoming disabled; or

•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments.  Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

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Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. The payment options under the Contract are intended to qualify for this “partial annuitization” treatment. Please consult a tax advisor if you are considering a partial annuitization.
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Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

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Transfers, Assignments or Exchanges of the Contract. A transfer or assignment of ownership of the Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of the Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.
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Withholding.  Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This contract is available as a Qualified Contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Section 457 Plans, while not actually a qualified plan as that term is normally used, permits individuals to deferred compensation with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

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“Eligible rollover distributions” from section 401(a), 403(b), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee’ spouse or former spouse as Beneficiary or alternate Payee) from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as Beneficiary or alternative Payee) the employee chooses a “direct rollover” from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse Beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.
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Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

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Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. The federal estate tax, gift tax and GST tax exemptions and maximum rates may each be adjusted.
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The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

other information

Distribution

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI for the distribution of the Contract. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into selling agreements with us and the principal underwriter, CBSI.

We and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensations or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contract.

Cyber Security

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting us, CBSI, and intermediaries may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, impact our ability to calculate Credited Index Interest, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or CBSI will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth or gender is misstated, we will adjust the income payments under this Contract to be equal to the payout amount the Contract would have purchased based on the Annuitant’s correct date of birth and/or gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state of issue. The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the Contract Value, Surrender Value, withdrawals made since the last report and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

Corporate History of the Company

MEMBERS Life Insurance Company

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of CUNA Mutual Financial Group, Inc. which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

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The Company is authorized to sell life, health, and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2018, approximately 62%, 24% and 5% of the premiums paid under policies issued by the Company were generated in Michigan, Texas and California, respectively. No other state accounts for more than 5% of the premiums paid under policies issued by the Company for the year ended December 31, 2018. In 2018, approximately 8% of annuity contract sales were generated in Pennsylvania, 7% were in Michigan, 6% were in Iowa and Florida, 5% were in Indiana and Wisconsin. No other state accounts for more than 5% of annuity contract sales. As of December 31, 2018, we had more than $3,329 million in assets and we had more than $80 million of life insurance in force.

In August, 2013, the Company began issuing this Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity” contract. In December 2018, the Company began issuing a flexible premium deferred variable and index linked annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity” contract. These annuity contracts account for all of the new sales of the Company. The Company also serves existing blocks of individual and group life policies.
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CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202 or call us at 1-800-798-5500.

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We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin, and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.
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Financial Information

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Our financial statements have been prepared in accordance with U.S. GAAP.
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Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

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We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, including annuity contracts, as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all business issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Variable and Index Linked Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these
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agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.
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Policy Liabilities and Accruals

 The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

Potential Risk Factors That May Affect Our Business and Our Future Results

Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Continued difficult conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery was slow with long-term high unemployment rates and lower average household income levels. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to have had positive effects, any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2019 or beyond:

•	our investment portfolio could incur other-than-temporary impairments;

•
due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

•
our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the Securities and Exchange Commission (“SEC”). Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s employees or our inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and much of the rule-making process has already been completed, there continues to be uncertainty regarding the results of ongoing studies and the ultimate requirements of regulations that have not yet been adopted. Although the new presidential administration has indicated a desire to revise or reverse some of its provisions, the fate of these proposals is unclear, and we cannot predict with certainty how the Dodd-Frank Act will continue to affect the financial markets generally, or impact our business, ratings, results of operations, financial condition or liquidity.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counter parties that are Swap Entities and it may be required to exchange initial margin with such counter parties beginning in September 2020.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers. In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements. Additionally, there is substantial uncertainty as to whether aspects of the Dodd-Frank Act or regulatory bodies established thereunder will be impacted by regulatory or legislative changes made by the Trump administration or Congress.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

For example, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide), will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose a heightened standard of care owed by broker-dealers to their customers, similar to the duties applicable to investment advisers under existing law. On April 18, 2018, the SEC published a series of proposed rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendation to their customers. broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The SEC requested comments on the newly proposed regulations by August 7, 2018. We cannot predict whether any such proposal will be adopted and, if so, what impact it could have on our business, consolidated results of operations and financial condition.

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There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers that may be in harmony or conflict with the Regulation BI, if adopted, or other requirements. For example, the NAIC annuity suitability working group is working on a proposal to add an enhanced suitability standard to the NAIC’s Suitability in Annuity Transactions Model Regulation. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will be adopted is uncertain.
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Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

Selected Financial Data

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The following selected financial data is derived from the Company’s financial statements and should be read in conjunction with the discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the years ended December 31, 2018, 2017 and 2016 and the balance sheet data as of December 31, 2018 and 2017 should be read in conjunction with our financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be achieved in future periods. The Company entered into reinsurance agreements in 2015, 2013 and 2012 which impact the Company’s financial results. See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.
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	For the year ended December 31,

Results of Operations Data	2018	2017	2016	2015	2014

	(Dollars in thousands)

Revenues
Life and health premiums, net	$-	$-	$(21)	$(1,175)	$127
Contract charges, net	-	-	-	18	24
Net investment income	762	517	376	366	278
Net realized investment gains	(17)	-	-	117	-
Other income	18	3,996	3,415	5,336	-

Total revenues	763	4,513	3,770	4,662	429

Benefits and expenses
Life and health insurance claims
and benefits, net	-	2	(1)	(1,204)	112
Interest credited to policyholder
account balances, net	(15)	-	-	4	8
Operating and other expenses	151	1,709	1,049	1,633	137

Total benefits and expenses	136	1,711	1,048	433	257

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Income before income taxes	627	2,802	2,722	4,229	172
Income tax expense (benefit)	(182)	723	887	1,449	11

Net income	$809	$2,079	$1,835	$2,780	$161

	For the year ended December 31,

Balance Sheet Data	2018	2017	2016	2015	2014

	(Dollars in thousands)

Assets
Debt securities, available for sale, at
fair value	$29,569	$10,667	$10,539	$12,351	$13,313
Cash and cash equivalents	24,912	18,440	18,732	17,093	5,602
Reinsurance recoverable from affiliate	24,034	23,973	23,687	24,628	25,199
Assets on deposit	3,138,096	2,453,033	1,619,113	947,595	349,937
Separate account assets	103,205	69,005	20,221	-	-
Other assets	9,427	11,299	14,138	6,144	5,330

Total assets	$3,329,243	$2,586,417	$1,706,430	$1,007,811	$399,381

Liabilities and stockholder’s equity
Claim and policy benefit reserves – life
and health	$26,836	$23,052	$21,506	$21,537	$22,368
Policyholder account balances	3,142,077	2,456,634	1,622,448	951,068	353,549
Separate account liabilities	103,205	69,005	20,221	-	-
Other liabilities	17,205	19,028	18,970	13,658	4,249

Total liabilities	3,289,323	2,567,719	1,683,145	986,263	380,166
Total stockholder’s equity	39,920	18,698	23,285	21,548	19,215

Total liabilities and stockholder’s equity	$3,329,243	$2,586,417	$1,706,430	$1,007,811	$399,381

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

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Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2018 and December 31, 2017; our results of operations for the years ended December 31, 2018, 2017 and 2016; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.
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Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CM Holding, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. We caution that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

•
general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

•	customer response to new products and marketing initiatives;

•	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

•	increasing competition in the sale of annuities;

•
regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•	the risk factors or uncertainties disclosed in this Prospectus.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

We are a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

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The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. Results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity and MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity.
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	Direct Life and Health Premium			Deposits on Annuity Contracts

	2018	2017	2016	2018	2017	2016

Michigan	62%	62%	63%	7%	9%	6%
Texas	24	24	23	*	5	8
California	5	5	6	*	6	7
Pennsylvania	*	*	*	8	8	6
Iowa	*	*	*	6	7	6
Indiana	*	*	*	5	6	7
Wisconsin	*	*	*	5	6	6
Washington	*	*	*	*	*	5
Florida	*	*	*	6	*	*

*Less than 5%
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No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2018.
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As of December 31, 2018 and 2017, the Company had more than $3,329 million and $2,586 million in assets and more than $80 million and $86 million of life insurance in force, respectively.

The Company services existing closed blocks of individual and group life policies. In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. These annuity contracts account for all the new sales of the Company. We distribute the annuity contracts through multiple face-to-face distribution channels, including:
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•	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

•
Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI; and

•
Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

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We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.
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CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates  - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, claim and policyholder benefit reserves and deferred tax asset valuation reserves are most affected by the use of estimates and assumptions.

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Investments  - Investments in debt securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on investments in debt securities, net of federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.
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Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•
Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

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For purposes of determining the fair value of the Company’s investments, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The hierarchy requires the use of market observable information when available for assessing fair value. The Company has no Level 3 investments with unrealized gains or losses included in other comprehensive income (loss).

Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2018 are presented below based on the fair value hierarchy levels.
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Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$21,630	$-	$-	$21,630
Debt securities:
U.S. government and agencies	-	8,223	-	8,223
Domestic corporate securities	-	16,655	-	16,655
Residential mortgage-backed
securities	-	653	-	653
Foreign corporate securities	-	4,038	-	4,038

Total debt securities	-	29,569	-	29,569
Derivatives embedded in assets on deposit	-	-	524,178	524,178
Separate account assets	-	103,205	-	103,205

Total assets	$21,630	$132,774	$524,178	$678,582

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$-	$-	$524,178	$524,178

Total liabilities	$-	$-	$524,178	$524,178

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Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2017 are presented below based on the fair value hierarchy levels.
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Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$16,607	$-	$-	$16,607
Debt securities:
U.S. government and agencies	-	8,954	-	8,954
Residential mortgage-backed securities	-	1,713	-	1,713

Total debt securities	-	10,667	-	10,667
Derivatives embedded in assets on deposit	-	-	471,192	471,192
Separate account assets	-	69,005	-	69,005

Total assets	$16,607	$79,672	$471,192	$567,471

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contract	$-	$-	$471,192	$471,192

Total liabilities	$-	$-	$471,192	$471,192

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Other-Than-Temporary Investment Impairments - Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including:

•	the existence of any plans to sell the investment security;

•	the extent to which fair value is less than book value;

•	the underlying reason for the decline in fair value (credit concerns, interest rates, etc.);

•	the financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions;

•	the Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value;

•	the Company’s ability to recover all amounts due according to the contractual terms of the agreements; and

•	the Company’s collateral position in the case of bankruptcy or restructuring.

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A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its original cost basis.
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For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

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Management has completed a review for other-than-temporarily impaired securities at December 31, 2018, 2017 and 2016 and recorded no OTTI. As a result of the subjective nature of these estimates,
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however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

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Assets on Deposit - Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred index annuity and risk control accounts of the flexible premium deferred variable and index linked annuity contracts. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for a further discussion of the ceding agreement.

Derivative Financial Instruments  - The Company issues single premium deferred index annuity and flexible premium deferred variable and index linked annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment losses.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these activities are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.
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Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

The Company entered into a Coinsurance Agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. As consideration for the reinsurance provided under this agreement, the Company transfers all of its revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and insurance claims and benefits received on account of our existing business.

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The Company entered into a second agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Zone Annuity investment-type Contracts, which are accounted for using the deposit method of accounting.

The Company entered into a third agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity investment-type contracts and its MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity investment-type contracts, which are both accounted for using the deposit method of accounting.
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Separate Accounts - Separate accounts represent customer accounts related to the variable annuity component of the flexible premium variable and index linked deferred annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2018 and 2017.
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Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

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Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into agreements with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statements of operations and comprehensive income (loss). See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

Recognition of Insurance Revenue and Related Benefits - Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred index annuity and flexible premium deferred variable and index linked annuity contracts, are considered investment-type contracts. Amounts collected on these products, with the exception of the variable annuity component of the flexible premium deferred variable and index linked annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable and index linked annuity meets criteria for separate account reporting and therefore is recorded in separate account assets and liabilities. Revenues from investment-type Contracts principally consist of net investment income and contract charges such as expense and Surrender Charges. Expenses for investment-type Contracts consist of interest credited to Contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.
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Claim and Policy Benefit Reserves - Life and Health - Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums, will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in liability of future benefits.

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Additionally, the liability for future policy benefits may not be deficient in the aggregate to trigger a premium deficiency, but the pattern of earnings may be such that profits are expected to be recognized in early years followed by losses in later years. In those situations, the liability for future benefits will be increased to offset losses that would be recognized in later years. The Company recorded a liability of $138 in 2018 for the profits that are expected to be followed by losses in the future. There was no liability recorded for the year ended December 31, 2017.
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The Company entered into three agreements with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations to mitigate the Company’s risks. These agreements do not relieve the Company of its obligations to its policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

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Policyholder Account Balances  - The single premium deferred index annuities and risk control accounts of the flexible premium deferred variable and index linked annuities, are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has an annual credited interest rate floor of 0% and the annual Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on Contract Issue Date. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. Each risk control account has a reference index. For the single premium deferred index annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium deferred variable and index linked annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term only the Secure Account will be available as an option to the policyholder. The average annualized credited rate for the single premium deferred index annuity was 1.50%, 1.44% and 1.63% for the years ended December 31, 2018, 2017 and 2016, respectively. The average annualized credited rate for the risk control accounts of the flexible premium deferred variable and index linked annuity was 1.20%, 1.59% and 1.12% for the years ended December 31, 2018, 2017 and 2016, respectively.

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate of interest applied to the account values was 4.5% in each of the years ending December 31, 2018, 2017 and 2016. The minimum guaranteed rate of interest that must be credited to such account values for the life of those contracts is 4.5%.
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Income Taxes  - The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet

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the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

As a result of the comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted by the U.S. federal government on December 22, 2017, the Company remeasured its deferred tax assets and liabilities as of December 22, 2017 and included the results of remeasurement in its December 31, 2017 financial results. See Note 5 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on the impact of the remeasurement and further discussion on the Tax Act.
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The Company is included in the consolidated federal income tax return of CM Holding, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CM Holding and its subsidiaries. The agreement provides for the allocation of tax expenses based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

Executive Summary

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The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies and began marketing the MEMBERS® Zone Annuity Contract in August, 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018. The Company is managed as two reportable business segments, (1) life and health and (2) annuities. See Note 10 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information related to the two business segments.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred annuity contract, in 2013 which became the Company’s second reportable business segment. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable annuity contract in 2016 and MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable annuity contract in 2018. The results of the Company’s annuities segment, which includes the MEMBERS® Zone Annuity and the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity and the MEMBERS® Horizon II Flexible Premium Variable and Index Linked Deferred Annuity contracts, are ceded 100% to CMFG Life under the 2013 and 2015 ceding agreements and accordingly do not impact the results of operations.

In 2012, the Company entered into a Coinsurance Agreement with CMFG Life to cede 95% of its business inforce as of October 31, 2012. On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, it entered into a second agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Zone Annuity Contract. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract. On October 15, 2018, the Company amended its Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred and Index Linked Annuity contracts. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information on the 2012, 2013 and 2015 agreements.

Results of Operations for the Years ended December 31, 2018, 2017 and 2016.

Total revenues, which consisted mainly of net premiums, net realized investment gains, investment income and other income, were $763, $4,513 and $3,770 for the years ended December 31, 2018, 2017
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and 2016, respectively. The decrease in total revenues in 2018 as compared to 2017 was primarily due to a decrease in other income from a litigation settlement received on structured security investments that had previously been sold. The increase in total revenues in 2017 as compared to 2016 was primarily due to an increase in other income from a litigation settlement received on structured security investments that had previously been sold. Effective September 30, 2015, all premiums are 100% ceded to CMFG Life, resulting in no net premium in 2018 or 2017 due to the reinsurance agreements. Net premium revenue was ($21) for the year ended December 31, 2016 and consists of a true up of life and health direct (and ceded) written renewal premium. Total net investment income was $762, $517 and $376 for the years ended December 31, 2018, 2017 and 2016, respectively, which represents an average yield earned of 1.8%, 1.8% and 1.2% for the same periods, respectively. In 2018 the Company had net realized losses on sales of securities of $17. There were no sales of investments in 2017 or 2016 that resulted in a realized gain or loss.

Total benefits and expenses were $136, $1,711 and $1,048 for the years ended December 31, 2018, 2017 and 2016, respectively. The decrease in benefits and expenses in 2018 as compared to 2017 was primarily due to decreased legal expenses related to the settlement received in 2017 on structured security investments that had previously been sold. The increase in benefits and expenses in 2017 as compared to 2016 was primarily due to increased legal expenses related to the settlement received on structured security investments that had previously been sold. Effective September 30, 2015, all benefits are ceded to CMFG Life, resulting in no net benefits in 2018. Life and health benefits totaled $2 and ($1) for the years ended December 31, 2017 and 2016, respectively. The increase in total benefits in 2017 as compared to 2016 was due to a true up of a ceded benefit. Operating expenses totaled $151, $1,709 and $1,049 for the years ended December 31, 2018, 2017 and 2016, respectively. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The decrease in operating expenses in 2018 as compared to 2017 was primarily due to a decrease in legal fees related to a litigation settlement received on structured security investments that had previously been sold. The increase in operating expenses in 2017 as compared to 2016 was primarily due to an increase in legal fees related to litigation settlements received on structured security investments that had previously been sold.

Income tax expense is recorded at 21% for the year ended December 31, 2018 and 35% for the years ended December 31, 2017 and 2016 and is offset by prior year tax expense or benefits primarily related to interest on accrued refunds, resulting in an effective tax rate of (29.0%), 25.8% and 32.5% for the years ended December 31, 2018, 2017 and 2016, respectively.

Net income was $809, $2,079 and $1,835 for the years ended December 31, 2018, 2017 and 2016, respectively. The decrease in 2018 net income as compared to 2017 and the increase in 2017 net income as compared to 2016 was primarily due to increased litigation settlements received in 2017 and decreased litigation settlements received in 2018 and 2016 related to structured security investments that had previously been sold.

Tax Reform - The Tax Act made changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate to 21% effective January 1, 2018.

The Company completed its initial evaluation of the impacts of the Tax Act and recorded a net tax expense of $49 for the year ended December 31, 2017 due to the remeasurement of deferred tax assets and liabilities.

The Company has made no adjustments to the impacts initially recorded for the year ended December 31, 2018. The Company’s accounting for the impacts of the Tax Act is now complete with no material changes to the amount recorded at December 31, 2017.
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Financial Condition

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The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in debt securities consists of residential mortgage-backed securities, U.S. Treasury securities, domestic corporate securities and foreign corporate securities. While the investments are categorized as available-for-sale, the Company generally holds its bond portfolio to maturity.
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Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

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The Company’s investment portfolio is comprised solely of debt securities at December 31, 2018 and December 31, 2017. The table below presents our total debt securities by type at December 31, 2018 and December 31, 2017.
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	December 31,

	2018	%	2017	%

U.S. government and agencies	$8,223	29.3%	$8,954	83.9%
Domestic corporate securities	16,655	55.2	-	-
Residential mortgage-backed securities	653	2.1	1,713	16.1
Foreign corporate securities	4,038	13.4	-	-

Total debt securities	$29,569	100.0%	$10,667	100.0%

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The amortized cost and estimated fair value of debt securities by contractual maturity are shown below at December 31, 2018. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
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	Amortized Cost	Estimated Fair Value

Due in one year or less	$12,491	$12,648
Due after five years through ten years	7,982	8,045
Due after ten years	8,744	8,223
Residential mortgage-backed securities	639	653

Total debt securities	$29,856	$29,569

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The Company has classified its debt securities as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included as a separate component of stockholder’s equity, thereby exposing stockholder’s equity to volatility for changes in the reported fair value of securities classified as available-for-sale.

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At December 31, 2018, the Company owned three debt securities with a fair value of $10,209 in an unrealized loss position of $521 for more than twelve months. At December 31, 2017, the Company owned one debt security with a fair value of $8,207 in an unrealized loss position of $103 for less than twelve months. At December 31, 2016, the Company owned one debt security with a fair value of $8,115 in an unrealized loss position of $638 for less than twelve months.
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Liquidity and Capital Resources

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On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, the Company entered into an agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, and as of November 1, 2015, the Company transfers all of its revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.
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While the reinsurance transactions have a minimal impact on our stockholder’s equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

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Operating activities provided $4,538 and $5,773 of net operating cash flow for the years ended December 31, 2018 and 2017, respectively, and used net operating cash flow of $41 for the year ended December 31, 2016. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The decrease in operating cash flow in 2018 as compared to 2017 was primarily due to an increase in the payment of intercompany expenses in 2018. The increase in operating cash flow in 2017 as compared to 2016 was primarily due to an increase in cash received for contracts not yet issued. The Company’s sources of funds include renewal premiums, sales of investment contracts and investment income.

Investing activities provided $1,268, $367 and $1,628 of net cash flow for the years ended December 31, 2018, 2017 and 2016, respectively. The Company’s main investing activities include the purchase and sale or maturity of debt securities. The Company had maturities on debt securities that provided cash of $1,268, $367 and $1,628 in 2018, 2017 and 2016, respectively, contributing to the net increase of cash from investing activities.

The Company’s financing activities provided $666, used $6,432 and provided $52 of net cash flow for the years ended December 31, 2018, 2017 and 2016, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals from policyholder’s accounts. The increase in financing activities in 2018 was due to the Company’s increased deposits on policyholder accounts in 2018 as compared to 2017. The decrease in financing cash flow in 2017 as compared to 2016 is primarily due to the payment of a $7,000 dividend to the Company’s parent. Effective for all of 2016, 100% of the insurance business was ceded to CMFG Life which resulted in a decrease in the cash provided by financing activities.

Liquidity requirements are met primarily through quarterly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The
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Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

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Most annuity deposits the Company will receive going forward will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose. Sales of available-for-sale securities in an unrealized loss position are subject to other-than-temporary impairment considerations including our intent to sell.
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Statutory Financial Data and Dividend Restrictions

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The Company is a life and health insurer domiciled in Iowa. The Company files statutory basis financial statements with regulatory authorities. Our statutory capital and surplus was $39,447 and $18,601 as of December 31, 2018 and 2017, respectively. Our statutory basis net income was $419, $1,914 and $1,051 for the years ended December 31, 2018, 2017, and 2016, respectively.

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of up to $3,294 during 2019 without prior approval of the Iowa Insurance Department.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At December 31, 2018 and 2017, the Company’s adjusted capital exceeded the minimum capitalization requirements.
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Contractual Obligations

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In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $30,131, $20,808 and $15,349 for these expenses for the years ended December 31, 2018, 2017 and 2016, respectively.
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For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

Going forward, we may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

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The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2018.
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Estimated Future Claim
and Benefit Payments

Due in one year or less	$2,575
Due after one year through three years	4,588
Due after three years through five years	3,947
Due after five years	24,563

Total estimated payments	$35,673

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Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

We have exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. We have the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. We use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2018, the Company’s fixed debt securities investment portfolio consisted of U.S. government and agency securities, domestic corporate securities, residential mortgage-backed securities and foreign corporate securities with fair values of $8,223, $16,655, $653, and $4,038, respectively, and has an average duration of 16 years.

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Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect us and our contract holders. For instance, cyber-attacks may interfere with our processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we will avoid losses affecting our customer’s Contract due to cyber-attacks or information security breaches in the future.
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Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	55	President and Director

Paul D. Barbato	42	Secretary and Director

Brian J. Borakove	40	Treasurer

Michael F. Anderson	51	Director

Michael T. Defnet	59	Director

William Karls	48	Director


All executive officers and directors are elected annually.

     David L. Sweitzer has served as President as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and its affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 26 years. He brings more than 26 years of progressive experience in sales and marketing, sales operations and sales strategy.

     Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

     Brian J. Borakove has served as our Treasurer since November 19, 2012, and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts, from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island, from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

     Michael F. Anderson has been a director of the Company since December 15, 2015. He has also served as the Senior Vice President, Chief Legal Officer for CMFG Life where he is responsible for all legal matters across CMFG Life’s business entities since 2011, he served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

     Michael T. Defnet has been a director of the Company since December 15, 2015 and Senior Vice President of Sales & Marketing for CMFG Life. Mr. Defnet previously served as Senior Vice President of Sales Distribution Support and various positions in CMFG Life’s Sales Department for 25 years. He brings more than 25 years of progressive experience in sales and marketing leadership, sales operations and sales strategy.

     William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions

It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; or

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

•	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

•
If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the President of the Company (who has been delegated authority to act between meetings).

•
The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions

Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013, to CMFG Life. These coinsurance agreements include the MEMBERS Zone Annuity contracts. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Variable Annuity. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors has not established any committees. Our Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose executive officers include Messrs. Anderson, Defnet, Karls and Barbato, the other Directors of the Company.

Executive Compensation

We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life will be provided with employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

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The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, Michael T. Defnet, William Karls, Paul D. Barbato and David L. Sweitzer. Messr. Bosco is no longer a director of the Company effective October 31, 2016.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Important Information about the Index

The Contract is not sponsored, endorsed, sold or promoted by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Contract, nor makes any representation or warranty, express or implied, to the owners of Contract or any member of the public regarding the Contract or the advisability of investing in the Contract, particularly the ability of the (“Indices”) to track performance of any market or strategy. BofA Merrill Lynch’s only relationship to MEMBERS Life Insurance Company (“Licensee”) is the licensing of certain trademarks and trade names and indices or components thereof. The Indices are determined, composed and calculated by BofA Merrill Lynch without regard to the Licensee or the Contract or its holders. BofA Merrill Lynch has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Contract to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The BofA Merrill Lynch Marks are trademarks of Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and have been licensed for use by Members Life Insurance Company.

The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Contract. S&P has no obligation to take the needs of the Company or the owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Product or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poors. The Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

financial statements

MEMBERS Life Insurance Company

Financial Statements as of December 31, 2018 and 2017
and for each of the Three Years in the Period Ended December 31, 2018
and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
MEMBERS Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the “Company”) as of December 31, 2018 and 2017, the related statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows, for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 4, 2019

We have served as the Company’s auditor since 2012.

MEMBERS Life Insurance Company
Balance Sheets
December 31, 2018 and 2017
($ in 000s)

Assets	2018	2017

Investments
Debt securities, available for sale, at fair value
(amortized cost 2018- $29,856; 2017 - $10,650)	$29,569	$10,667

Total investments	29,569	10,667

Cash and cash equivalents	24,912	18,440
Accrued investment income	304	113
Reinsurance recoverable from affiliate	24,034	23,973
Assets on deposit	3,138,096	2,453,033
Premiums receivable, net	13	12
Net deferred tax asset	375	74
Receivable from affiliate	5,027	8,492
Other assets and receivables	819	137
Federal income taxes recoverable from affiliate	2,889	2,471
Separate account assets	103,205	69,005

Total assets	$3,329,243	$2,586,417

Liabilities and Stockholder’s Equity

Liabilities
Claim and policy benefit reserves - life and health	$26,836	$23,052
Policyholder account balances	3,142,077	2,456,634
Payables to affiliates	3,006	2,771
Accounts payable and other liabilities	14,199	16,257
Separate account liabilities	103,205	69,005

Total liabilities	3,289,323	2,567,719

Commitments and contingencies (Note 11)

Stockholder’s equity
Common stock, $5 par value, authorized 1,000 shares;
issued and outstanding 1,000 shares	5,000	5,000
Additional paid in capital	31,153	10,500
Accumulated other comprehensive income (loss), net of
tax expense (benefit) (2018 - ($61); 2017 - $6)	(226)	11
Retained earnings	3,993	3,187

Total stockholder’s equity	39,920	18,698

Total liabilities and stockholder’s equity	$3,329,243	$2,586,417

See accompanying notes to financial statements.	2

MEMBERS Life Insurance Company
Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2018, 2017 and 2016
($ in 000s)

	2018	2017	2016

Revenues

Life and health premiums, net	$–	$–	$(21)
Net investment income	762	517	376
Net realized investment (losses)	(17)	–	–
Other income	18	3,996	3,415

Total revenues	763	4,513	3,770

Benefits and expenses

Life and health insurance claims and benefits, net	–	2	(1)
Interest credited to policyholder account balances, net	(15)	–	–
Operating and other expenses	151	1,709	1,049

Total benefits and expenses	136	1,711	1,048

Income before income taxes	627	2,802	2,722

Income tax expense (benefit)	(182)	723	887

Net income	809	2,079	1,835

Change in unrealized gains (losses), net of tax expense
(benefit) (2018 - ($50); 2017 - $181; 2016 - ($53))	(188)	334	(98)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) (2018 - ($14))	(52)	–	–

Other comprehensive income (loss)	(240)	334	(98)

Total comprehensive income	$569	$2,413	$1,737

See accompanying notes to financial statements.	3

MEMBERS Life Insurance Company
Statements of Stockholder’s Equity
Years Ended December 31, 2018, 2017 and 2016
($ in 000s)

			Accumulated
		Additional	other		Total
	Common	paid in	comprehensive	Retained	stockholder’s
	stock	capital	income (loss)	earnings	equity

Balance, January 1, 2016	$5,000	$10,500	$(225)	$6,273	$21,548

Net income	–	–	–	1,835	1,835
Other comprehensive (loss)	–	–	(98)	–	(98)

Balance, December 31, 2016	5,000	10,500	(323)	8,108	23,285

Net income	–	–	–	2,079	2,079
Other comprehensive income	–	–	334	–	334
Dividend to parent	–	–	–	(7,000)	(7,000)

Balance, December 31, 2017	5,000	10,500	11	3,187	18,698

Net income	–	–	–	809	809
Other comprehensive (loss)	–	–	(240)	–	(240)
Capital contribution	–	20,653	–	–	20,653
Cumulative effect of reclassification					–
for stranded tax effects	–	–	3	(3)	–

Balance, December 31, 2018	$5,000	$31,153	$(226)	$3,993	$39,920

See accompanying notes to financial statements.	4

MEMBERS Life Insurance Company
Statements of Cash Flows
Years Ended December 31, 2018, 2017 and 2016
($ in 000s)

	2018	2017	2016

Cash flows from operating activities:
Net income	$809	$2,079	$1,835
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Net realized investment losses	17	–	–
Interest credited to policyholder account balances	(15)	–	–
Deferred income taxes	(262)	241	240
Amortization of bond premium and discount	15	19	33
Amortization and write off of deferred charges	16	20	23
Changes in other assets and liabilities
Accrued investment income	(20)	3	18
Reinsurance recoverable from affiliate	(333)	(590)	752
Premiums receivable	(1)	3	11
Receivable from affiliate and other assets	2,767	3,228	(6,423)
Federal income taxes recoverable from affiliate	(418)	(835)	(1,121)
Claim and policy benefit reserves - life and health	3,784	1,546	(720)
Payables to affiliates and other liabilities	(1,821)	59	5,311

Net cash provided by (used in) operating activities	4,538	5,773	(41)

Cash flows from investing activities:
Proceeds on sale or maturity of debt securities	1,268	367	1,628

Net cash provided by investing activities	1,268	367	1,628

Cash flows from financing activities:
Dividend to parent	–	(7,000)	–
Policyholder account deposits	781,815	719,883	634,345
Policyholder account withdrawals	(88,266)	(50,481)	(31,206)
Assets on deposit - deposits	(780,777)	(718,797)	(634,039)
Assets on deposit - withdrawals	87,895	49,964	30,951
Change in bank overdrafts	(1)	(1)	1

Net cash provided by (used in) financing activities	666	(6,432)	52

Change in cash and cash equivalents	6,472	(292)	1,639
Cash and cash equivalents at beginning of year	18,440	18,732	17,093

Cash and cash equivalents at end of year	$24,912	$18,440	$18,732

Supplemental disclosure of cash information:
Net cash paid to affiliate for income taxes	$498	$1,316	$1,768
Non cash receipt of securities as capital contribution from parent	20,653	–	–

See accompanying notes to financial statements.	5

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MLIC” or the “Company”) is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. MLIC began selling flexible premium variable and index linked deferred annuity contracts in 2016 and single premium deferred index annuity contracts in 2013. Both products are sold to consumers, including credit union members, through the face-to-face distribution channel. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

				Deposits on
	Direct Life and Health Premium			Annuity Contracts

	2018	2017	2016	2018	2017	2016

Michigan	62%	62%	63%	7%	9%	6%
Texas	24	24	23	*	5	8
California	5	5	6	*	6	7
Pennsylvania	*	*	*	8	8	6
Iowa	*	*	*	6	7	6
Florida	*	*	*	6	*	*
Indiana	*	*	*	5	6	7
Wisconsin	*	*	*	5	6	6
Washington	*	*	*	*	*	5

*Less than 5%.

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2018.

As discussed in Note 6, CMFG Life provides significant services required in the conduct of the Company’s operations. Management believes allocations of expenses are reasonable, but the results of the Company’s operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

6

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policy benefit reserves are most affected by the use of estimates and assumptions.

Segment Reporting

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. The Company’s life and health segment includes individual and group life policies that the Company no longer actively markets. The annuities segment includes its single premium deferred index annuity contracts and flexible premium variable and index linked deferred annuity contracts. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements, which impact the financial statement presentation of these segments.

Investments

Debt securities: Investments in debt securities are classified as available-for-sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment (“OTTI”) is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive loss. If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

Policy loans: The Company allocated $1,367 and $1,540 of policy loans to CMFG Life as of December 31, 2018 and 2017, respectively, as payment pursuant to a life reinsurance agreement with CMFG Life (See Note 7). As a result of the 2015 amendment, all policy loans are allocated to CMFG Life.

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

7

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Assets on Deposit

Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred index annuity and risk control accounts of the flexible premium variable and index linked deferred annuity contracts (investment-type contracts) that are ceded to CMFG Life. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

Derivative Financial Instruments

The Company issues single premium deferred index annuity and flexible premium variable and index linked deferred annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment (losses). See Note 3, Investments-Embedded Derivatives for additional information.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains and are ceded as part of the ceding and reinsurance agreements. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company’s statement of cash flows.

Variable Interest Entities

A variable interest entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights or do not substantively participate in the gains and losses of the entity. Consolidation of a VIE by its primary beneficiary is not based on majority voting interest, but is based on a review of the VIE’s capital structure, contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued and the Company’s involvement with the entity. When assessing the need to consolidate a VIE, the Company evaluates the design of the VIE as well as the related exposure to the variable interest holders.

The primary beneficiary is the entity that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. While also considering these factors, the consolidation conclusion depends on the breadth of the Company’s decision-making ability and the Company’s ability to influence activities that significantly affect the economic performance of the VIE.

Unconsolidated VIEs:  The Company invests in residential mortgage-backed securities which are classified as VIEs for which the Company is not the primary beneficiary, and, therefore, these VIEs were not consolidated on

8

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

the Company’s balance sheets. The Company invests in these securities with the primary purpose of earning capital appreciation. The maximum exposure to loss relating to these securities is equal to the carrying amount of the security. The values of these investments are disclosed in the Debt Securities section of Note 3.

Recognition of Insurance Revenue and Related Benefits

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred index annuity and flexible premium variable and index linked deferred annuity contracts, are considered investment-type contracts. Amounts collected on these products, with the exception of the variable annuity component of the flexible premium variable and index linked deferred annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium variable and index linked deferred annuity meets criteria for separate account reporting and therefore is recorded in separate account assets and liabilities. Revenues from investment-type contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment-type contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Other Income / Operating and Other Expenses

Other income in 2018 represents advisory fees based on a percentage of assets under management. Other income in 2017 and 2016 includes legal settlements received on structured security investments that had previously been sold. Operating and other expenses in 2017 and 2016 include legal expenses related to settlements received. There were no legal settlements in 2018.

Deferred Policy Acquisition Costs

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs (“DAC”), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the life insurance policies, all DAC has been fully amortized as of December 31, 2018 and 2017 and there was no amortization expense in 2018, 2017 or 2016.

Acquisition costs on the Company’s single premium deferred index annuity and flexible premium variable and index linked deferred annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7, Reinsurance for additional information on this agreement.

Claim and Policy Benefits Reserves – Life and Health

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

9

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. There was no premium deficiency in 2018, 2017 or 2016.

Additionally, the liability for future policy benefits may not be deficient in the aggregate to trigger a premium deficiency, but the pattern of earnings may be such that profits are expected to be recognized in early years followed by losses in later years. In those situations, the liability for future benefits will be increased to offset losses that would be recognized in later years. The Company recorded a liability of $138 as of December 31, 2018 for the profits that are expected to be followed by losses in the future. There was no liability recorded for the year ended December 31, 2017.

Policyholder Account Balances

The single premium deferred index annuities and risk control accounts of the flexible premium variable and index linked deferred annuities are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on the issuance date of the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index (reference index) during that contract year. For the single premium deferred index annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium variable and index linked deferred annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term, only the Secure Account is available as an option to the policyholder. The average annualized credited rate for the single premium deferred index annuity was 1.50%, 1.44% and 1.63% in 2018, 2017 and 2016, respectively. The average annualized credited rate for the risk control accounts of the flexible premium variable and index linked deferred annuity was 1.20%, 1.59% and 1.12% in 2018, 2017 and 2016, respectively.

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2018, 2017 and 2016. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

Accounts Payable and Other Liabilities

The Company issues the single premium deferred index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

10

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Separate Accounts

Separate accounts represent customer accounts related to the variable annuity component of the flexible premium variable and index linked deferred annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission (“SEC”) as of December 31, 2018.

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Income Taxes

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-forloss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

As a result of the comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted by the U.S. federal government on December 22, 2017, the Company remeasured its deferred tax assets and liabilities as of December 22, 2017 and included the results of remeasurement in its December 31, 2017 financial results. The impact of the remeasurement and further discussion on the Tax Act are disclosed in the Tax Reform section of Note 5, Income Tax.

Recently Adopted Accounting Standard Updates

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), effective in 2018. The Company elected to adopt ASU 2018-02 in 2018. The new guidance

11

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

permits reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for “stranded tax effects” as defined in ASU 2018-02. Stranded tax effects occur when a change in enacted tax rates is recorded in income from continuing operations, even in situations in which the related income tax effects were originally recognized in AOCI, rather than in income from continuing operations. Companies may elect to make the reclassification only as it relates to the U.S. federal income tax rate cut made by the Tax Act. The Company’s election reduced retained earnings and increased AOCI by $3 but did not change total stockholder’s equity or net income.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), effective in 2020, with early adoption permitted. The Company elected to adopt ASU 2018-13 in 2018. Items removed from Note 4, Fair Value, include the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation process for Level 3 fair value measurements. New disclosures added include the changes in unrealized gains and losses included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements.

Accounting Standards Updates Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses of Financial Instruments (“ASU 2016-13”) with an effective date in 2020 for public business entities and 2021 for others. The new standard replaces the existing incurred loss recognition model with an expected credit loss recognition model. The objective of the expected credit loss model is for the Company to recognize its estimate of expected credit losses for affected financial assets in a valuation allowance deducted from the amortized cost basis of the related financial assets that results in presenting the net carrying value of the financial assets at the amount expected to be collected. The Company must consider all available relevant information when estimating expected credit losses, including details about past events, current conditions, and reasonable and supportable forecasts over the contractual life of an asset. Financial assets may be evaluated individually or on a pooled basis when they share similar risk characteristics. The measurement of credit losses for available-for-sale debt securities measured at fair value is not affected, except that credit losses recognized are limited to the amount by which fair value is below amortized cost and the carrying value adjustment is recognized through an allowance and not as a direct write-down. Upon adoption, the Company does not expect the impact of ASU 2016-13 to be material.

In August 2018, the FASB adopted ASU No. 2018-12, Targeted Improvements to the Accounting for Long- Duration Contracts (“ASU 2018-12”) with an effective date in 2021 for public business entities and 2022 for other entities. The new standard makes significant changes to accounting requirements for long-duration insurance contracts, including long-term care, traditional and limited payment life insurance, and annuities. The significant provisions are shown below.
•
Under current guidance, the liability for future policy benefits for long-duration products is established based on assumptions set at issue which are not changed unless there is a premium deficiency. Under ASU 2018-12, these assumptions, which include mortality, morbidity, persistency, expenses, and the discount rate, must be reviewed for changes at least annually. When assumptions other than the discount rate are changed, the liability is recomputed and a cumulative catch-up adjustment is recorded in the current year income statement. The discount rate, which is based on the yield of an upper-medium-grade fixed income instrument, must be updated each reporting period; changes in the liability resulting from the discount rate are recorded in other comprehensive income.

•	The liability for future policy benefits can no longer include a provision for adverse deviation.
•	Because liability assumptions are updated periodically, the test for premium deficiency is no longer required for nonparticipating traditional and limited payment contracts.
•	ASU 2018-12 introduces the concept of market risk benefits for product features such as guaranteed minimum death or income benefits, which must be accounted for at fair value.
•
Deferred acquisition costs will generally be amortized to expense on a constant level basis, either individually or on a grouped contract basis consistent with the related reserves, over the expected term of the contracts. Amortization based on estimated gross profits or gross margins will be eliminated. The

12

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

deferred policy acquisition costs asset does not need to be tested for impairment, no interest is accreted, and shadow adjustments are no longer required.
•	Insurers must provide disclosures that allow financial statement users to understand the amount, timing, and uncertainty of future cash flows arising from the insurance liabilities.

The Company is currently evaluating the potential impact of ASU 2018-12.

Note 3: Investments

Debt Securities

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2018 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$8,744	$–	$(521)	$8,223
Domestic corporate securities	16,476	188	(9)	16,655
Residential mortgage-backed securities	639	14	–	653
Foreign corporate securities	3,997	44	(3)	4,038

Total debt securities	$29,856	$246	$(533)	$29,569

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2017 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,052	$5	$(103)	$8,954
Residential mortgage-backed securities	1,598	115	–	1,713

Total debt securities	$10,650	$120	$(103)	$10,667

No investments were non-income producing in 2018 or 2017.

13

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The amortized cost and estimated fair values of investments in debt securities at December 31, 2018, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

	Amortized	Estimated
	Cost	Fair Value

Due after one year through ten years	$20,473	$20,693
Due after ten years	8,744	8,223
Residential mortgage-backed securities	639	653

Total debt securities	$29,856	$29,569

Net Investment Income

Sources of investment income for the years ended December 31 are summarized as follows:

	2018	2017	2016

Gross investment income:
Debt securities	$368	$321	$363
Cash and cash equivalents	452	217	53

Total gross investment income	820	538	416
Investment expenses	(58)	(21)	(40)

Net investment income	$762	$517	$376

Net Realized Investment Gains

Proceeds from the sale of debt securities were $651 in 2018. There were no sales or transfers of debt securities in 2017 and 2016 that resulted in a realized investment gain or loss.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

•	The existence of any plans to sell the investment security.

•	The extent to which fair value is less than book value.

•	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

14

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

•	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.

•	The Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.

•	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

•	The Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2018, 2017 and 2016 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

15

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

	2018	2017	2016

Debt securities	$(287)	$17	$(498)
Deferred income taxes	61	(6)	175

Net unrealized investment gains (losses)	$(226)	$11	$(323)

At December 31, 2018, the Company owned three debt securities with a fair value of $10,209 in an unrealized investment loss position. Of these, one with a fair value of $8,223 have been in an unrealized loss position for twelve or more months. The $521 unrealized loss for debt securities with a loss period 12 months or greater represents an 6.0% price impairment. The remaining two securities have a fair value of $1,986 and have been in an unrealized loss for under 12 months. The $12 unrealized loss for debt securities with a loss period less than 12 months represents an 0.6% price impairment. The total fair value of debt securities, which reflect an unrealized loss at December 31, 2018 and which are rated investment grade, is $10,209 or 100.0% of the total fair value of all debt securities which reflect an unrealized loss at December 31, 2018. For these purposes investment grade is defined by the Company to be securities rated BBB or greater.

Embedded Derivatives

The Company issues single premium deferred index annuity and flexible premium variable and index linked deferred annuity contracts that contain embedded derivatives. Such embedded derivatives are separated from their host contracts and recorded at fair value. The fair value of the embedded derivatives, which are reported as part of assets on deposit and policyholder account balances in the balance sheets, were an asset of $524,178 and a liability of $524,178 as of December 31, 2018 and an asset of $471,192 and a liability of $471,192 as of December 31, 2017. The increase (decrease) in fair value related to embedded derivatives from the date of deposit was ($45,101), $136,078 and $49,225 for the years ended December 31, 2018, 2017 and 2016, respectively. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these amounts are ceded and do not impact the statement of operations and comprehensive income (loss).

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2018 and 2017, debt securities and cash with a carrying value of $27,621 and $8,694, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $1,998 and $2,024 were on deposit with other regulatory jurisdictions as of December 31, 2018 and 2017, respectively.

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MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities (other than investment-type contracts), are excluded from the fair value disclosure requirements.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•
Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. The Company has no Level 3 investments with unrealized gains or losses included in other comprehensive income (loss).

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company’s assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

17

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2018 and 2017.

Fair Value Measurement – Recurring Basis

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2018.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$21,630	$–	$–	$21,630
Debt securities:
U.S. government and agencies	–	8,223	–	8,223
Domestic corporate securities	–	16,655	–	16,655
Residential mortgage-backed securities	–	653	–	653
Foreign corporate securities	–	4,038	–	4,038

Total debt securities	–	29,569	–	29,569

Derivatives embedded in assets on deposit	–	–	524,178	524,178
Separate account assets	–	103,205	–	103,205

Total assets	$21,630	$132,774	$524,178	$678,582

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$524,178	$524,178

Total liabilities	$–	$–	$524,178	$524,178

[1]Excludes cash of $3,282 that is not subject to fair value accounting.

18

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2017.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$16,607	$–	$–	$16,607
Debt securities:
U.S. government and agencies	–	8,954	–	8,954
Residential mortgage-backed securities	–	1,713	–	1,713

Total debt securities	–	10,667	–	10,667

Derivatives embedded in assets on deposit	–	–	471,192	471,192
Separate account assets	–	69,005	–	69,005

Total assets	$16,607	$79,672	$471,192	$567,471

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$471,192	$471,192

Total liabilities	$–	$–	$471,192	$471,192

[1]Excludes cash of $1,833 that is not subject to fair value accounting.

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2018 or 2017.

Determination of Fair Values

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach.

A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

Level 1 Measurements

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

For assets classified as Level 2 investments, the Company values the assets using third-party pricing sources, which generally rely on quoted prices for similar assets in markets that are active and observable market data.

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated

19

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Domestic corporate securities: Valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads by security rating and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Foreign corporate securities: Valued based on observable inputs such as the applicable, country-specific market yield curve, market indicated spreads by security rating and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Separate account assets: Consists of mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee.

Level 3 Measurements

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred index annuity and flexible premium variable and index linked deferred annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company’s own credit and risk margins for unobservable non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates and market volatility. Changes in fair value may be impacted by changes in the Company’s own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3, Investments for the impact to net income.

20

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative liabilities and related assets on deposit measured at fair value developed by internal models as of December 31, 2018 and 2017:

Predominant	Significant	Range of Values - Unobservable Input
Valuation Method	Unobservable Input	2018	2017

Single premium deferred index annuity

Discounted cash flow	Lapse rates	2% to 4% with an	2% to 4% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 50% or 95%.	period of 50% or 95%.
		Weighted average	Weighted average
		is 3.7%	is 2.9%

	Company’s own	51 - 113 basis points	58 - 99 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.
		Weighted average	Weighted average
		is 80 basis points	is 70 basis points

Flexible premium variable and index linked deferred annuity

Discounted cash flow	Lapse rates	2% to 10% with an	2% to 10% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 5% to 20%.	period of 5% to 20%.
		Weighted average	Weighted average
		is 2.6%	is 2.6%

	Company’s own	51 - 113 basis points	58 - 99 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.
		Weighted average	Weighted average
		is 80 basis points	is 70 basis points

21

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Changes in Fair Value Measurement

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2018.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2018	Purchases	Maturities	Earnings[1]	2018

Derivatives embedded
in assets on deposit	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

Total assets	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

Derivatives embedded
in annuity contracts	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

Total liabilities	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

1 Included in net income is realized gains and losses associated with embedded derivatives.

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2017.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2017	Purchases	Maturities	Earnings[1]	2017

Derivatives embedded
in assets on deposit	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total assets	$246,405	$93,748	$(5,039)	$136,078	$471,192

Derivatives embedded
in annuity contracts	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total liabilities	$246,405	$93,748	$(5,039)	$136,078	$471,192

1 Included in net income is realized gains and losses associated with embedded derivatives.

Fair Value Measurements for Financial Instruments Not Reported at Fair Value

Accounting standards require disclosure of fair value information about certain on- and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

22

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Level 1 Measurements

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements

Assets on deposit and Investment-type contracts: Assets on deposit and investment-type contracts include single premium deferred annuity and the risk control accounts of the flexible premium deferred variable annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and required profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

Separate account liabilities: Separate account liabilities represent the account value owed to the contract holder, which is equal to the segregated assets carried at fair value.

The carrying amounts and estimated fair values of the Company’s financial instruments which are not measured at fair value on a recurring basis at December 31 are as follows:

	2018			2017
	Carrying	Estimated		Carrying	Estimated
	Amount	Fair Value	Level	Amount	Fair Value	Level

Financial instruments
recorded as assets:
Cash	$3,282	$3,282	1	$1,833	$1,833	1
Assets on deposit	2,613,918	2,303,358	2	1,981,841	1,726,602	2
Financial instruments
recorded as liabilities:
Investment-type contracts	2,613,918	2,303,358	2	1,981,841	1,726,602	2
Separate account liabilities	103,205	103,205	2	69,005	69,005	2

Note 5: Income Tax

The Company is included in the consolidated federal income tax return filed by CMHC, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable from affiliate reported on the balance sheet are due from CMFG Life.

23

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Income Tax Expense

Income tax expense for the years ended December 31 is as follows:

	2018	2017	2016

Current tax expense (benefit)	$80	$481	$647
Deferred tax expense	(262)	193	240
Adjustment of deferred tax assets and liabilities
for enacted rate change	–	49	–

Total income tax expense (benefit)	$(182)	$723	$887

Reconciliation to U.S. Tax Rate

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 21% for 2018 and 35% for 2017 and 2016 to income before income taxes due to the items listed in the following reconciliation:

	2018		2017		2016

	Amount	Rate	Amount	Rate	Amount	Rate

Tax expense computed at
federal corporate tax rate	$132	21.0%	$981	35.0%	$953	35.0%
Income tax expense (benefit)
related to prior years	(240)	(38.2)	(221)	(7.8)	(53)	(2.0)
Dividends-received deduction	(59)	(9.4)	(83)	(3.0)	(11)	(0.4)
Foreign Tax Credit	(14)	(2.2)	–	–	–	–
Adjustment of deferred tax assets and
liabilities for enacted rate change	–	–	49	1.7	–	–
Other	(1)	(0.2)	(3)	(0.1)	(2)	(0.1)

Total income tax expense (benefit)	$(182)	(29.0%)	$723	25.8%	$887	32.5%

24

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Deferred Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2018 and 2017 are as follows:

	2018	2017

Deferred tax assets
Tax reserves method change	$11	$15
Unrealized investment losses	61	–
Accrued expenses	293	280
Deferred policy acquisition costs	380	291
Other	–	1

Gross deferred tax assets	745	587

Deferred tax liabilities
Investments	354	490
Deferred reinsurance expense	16	19
Unrealized investment gains	–	4

Gross deferred tax liabilities	370	513

Net deferred tax asset	$375	$74

Valuation Allowance

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2018 and 2017, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2018 and 2017 will be realized. Therefore, a valuation allowance was not established.

Unrecognized Tax Benefits

There are no unrecognized tax benefits as of December 31, 2018 and 2017. Management does not anticipate a material change to the Company’s uncertain tax positions during 2019.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense in the statements of operations and comprehensive income (loss). For the years ended December 31, 2018 and 2016, the Company did not recognize any addition or reduction in interest and penalties. For the year ended December 31, 2017, the Company recognized a reduction in interest and penalties of $5. The Company had accrued $2 and $2 for the payment of interest and penalties at December 31, 2018 and 2017, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examinations by tax authorities for years ended before 2013. Amended refund claims filed for tax years 2010 and 2012 are currently under examination as part of the Joint Committee on Taxation approval process.

25

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Other Tax Items

As of December 31, 2018 and 2017, the Company did not have any capital loss, operating loss or credit carryforwards.

Tax Reform

The Tax Act made changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate to 21% effective January 1, 2018.

The Company completed its initial evaluation of the impacts of the Tax Act and recorded a net tax expense of $49 for the year ended December 31, 2017 due to the remeasurement of deferred tax assets and liabilities.

The Company has made no adjustments to the impacts initially recorded for the year ended December 31, 2018. The Company’s accounting for the impact of the Tax Act is now complete with no material changes to the amount recorded at December 31, 2017.

Note 6: Related Party Transactions

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from transactions with affiliates are generally settled monthly. The Company reimbursed CMFG Life $30,131, $20,808 and $15,349 for these expenses in 2018, 2017 and 2016, respectively; which are included in operating and other expenses.

Amounts receivable/payable from/to affiliates are shown in the following table:

	2018	2017

Receivable from:
CMFG Life	$5,001	$8,492
Other	26	–

Total	$5,027	$8,492

Payable to:
CUNA Brokerage Services, Inc.	$2,948	$2,749
Other	58	22

Total	$3,006	$2,771

Amounts receivable from CMFG Life at December 31, 2018 and 2017 are primarily for a policyholder’s purchase of an MLIC annuity when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred index annuity or flexible premium variable and index linked deferred annuity and for the cession of death claims related to the Company’s single premium deferred index annuity or flexible premium variable index linked deferred annuity.

26

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The Company hires MEMBERS Capital Advisors, Inc. (“MCA”) for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $58, $21 and $28 for the years ended December 31, 2018, 2017 and 2016, respectively, which are included as a reduction to net investment income.

The Company utilizes CUNA Brokerage Services, Inc., which is 100% owned by CMIC, to distribute its single premium deferred index annuity and flexible premium variable and index linked deferred annuity and recorded commission expense for this service of $29,996, $29,114 and $24,900 in 2018, 2017 and 2016, respectively, which is included in operating and other expenses. This expense is entirely offset by commission income the Company receives from CMFG Life as part of the 2013 and 2015 reinsurance agreements.

The Company received additional paid in capital of $20,653 of debt securities from CMIC in 2018, net of deferred tax liability of $24. The Company received no additional paid in capital in 2017 or 2016. The Company paid a $7,000 cash dividend to its parent in 2017. The Company paid no dividends in 2018 or 2016.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

Note 7: Reinsurance

The Company entered into a reinsurance agreement with its affiliate, CMFG Life, on a coinsurance and modified coinsurance basis to cede 100% of its investment-type contracts for its flexible premium variable and index linked deferred annuity, which are accounted for using the deposit method of accounting. On October 15, 2018, the Company amended its reinsurance agreement with CMFG Life to include a new flexible premium variable and index linked deferred annuity offering by the Company and will continue to cede 100% of its investment-type contracts for its flexible premium variable and index linked deferred annuities. The Company had $337,755 and $165,924 of assets on deposit for these contracts as of December 31, 2018 and 2017, respectively. The Company had related liabilities of $337,755 and $165,924 as of December 31, 2018 and 2017, respectively, which are included in policyholder account balances in the balance sheets. The Company had separate account assets and liabilities for these contracts of $103,205 and $103,205 and $69,005 and $69,005, respectively, as of December 31, 2018 and 2017. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $17,738, $11,019 and $6,302 for the years ended December 31, 2018, 2017 and 2016, respectively.

The Company entered into a second agreement with its affiliate, CMFG Life, to cede 100% of its investment-type contracts for its single premium deferred index annuity, which are accounted for using the deposit method of accounting. The Company had $2,800,341 and $2,287,109 of assets on deposit for these contracts as of December 31, 2018 and 2017, respectively. The Company had related liabilities of $2,800,341 and $2,287,109, respectively which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $52,652, $44,773 and $37,961 for the years ended December 31, 2018, 2017 and 2016, respectively.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life and the Company was reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract. On September 30, 2015, the Company amended its reinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life and is reimbursed 100% for expenses incurred in the provision of policyholder and benefit payments services, and insurance taxes and charges going forward. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $767, $839 and $894 for the years ended December 31, 2018, 2017 and 2016, respectively.

MLIC did not have any other reinsurance agreements at December 31, 2018 or 2017 and the entire reinsurance recoverable balance of $24,034 and $23,973, respectively, was due from CMFG Life. The recoverable balances

27

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. MLIC believes the risk of non-collection is remote due to CMFG Life’s stable financial strength ratings of A from A.M. Best Company and S&P Global Ratings and A2 rating from Moody’s Investors Service.

The effects of reinsurance on contract charges, interest credited to policyholder accounts, premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

	2018	2017	2016

Face amount of policies in force	$80,872	$86,587	$95,577

Premiums:
Direct - written	$2,812	$3,145	$2,168
Direct - change in unearned	–	5	1

Direct - earned	2,812	3,150	2,169

Ceded to affiliate - written	(2,812)	(3,145)	(2,172)
Ceded to affiliate - change in unearned	–	(5)	(18)

Ceded to affiliate - earned	(2,812)	(3,150)	(2,190)

Premiums - written, net	–	5	(4)
Premiums - change in unearned, net	–	(5)	(17)

Premiums, net	$–	$–	$(21)

Contract charges:
Direct	$7,535	$3,498	$1,303
Ceded to affiliate	(7,535)	(3,498)	(1,303)

Contract charges, net	$–	$–	$–

Claims, benefits and losses incurred:
Direct	$2,507	$2,779	$1,761
Ceded to affiliate	(2,507)	(2,777)	(1,762)

Claims, benefits and losses, net	$–	$2	$(1)

Interest credited to policyholder account balances:
Direct	$41,175	$30,469	$20,519
Ceded to affiliate	(41,190)	(30,469)	(20,519)

Interest credited to policyholder account balances, net	$(15)	$–	$–

28

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 8: Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2018, 2017 or 2016. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

	Statutory Basis		Statutory Basis
	Capital and Surplus		Net Income
	2018	2017	2018	2017	2016

MLIC	$39,447	$18,601	$419	$1,914	$1,051

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends up to $3,294 during 2019, without prior approval of the Insurance Department.

Risk-based capital (“RBC”) requirements promulgated by the National Association of Insurance Commissioners (NAIC) require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2018 and 2017, the Company’s adjusted capital exceeded the RBC minimum requirements as required by the NAIC.

29

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 9: Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss), net of tax, are as follows:

		Accumulated
	Unrealized	Other
	Investment	Comprehensive
	Gains (Loss)	Income (Loss)

Balance, January 1, 2016	$(225)	$(225)
Change in unrealized holding gains (losses),
net of tax - ($53)	(98)	(98)

Balance, December 31, 2016	(323)	(323)
Change in unrealized holding gains (losses),
net of tax - $181	334	334

Balance, December 31, 2017	11	11
Effect of change for
ASU 2018-02 (Note 2)	3	3
Change in unrealized holding gains (losses),
net of tax - ($64)	(240)	(240)

Balance, December 31, 2018	$(226)	$(226)

Reclassification Adjustments

Accumulated other comprehensive income (losses) includes amounts related to unrealized investment gains (losses) which were reclassified to net income. Reclassifications from accumulated other comprehensive income (loss) for the year ended December 31, 2018 was $52, net of deferred taxes of $14. There were no reclassification adjustments for the years ended December 31, 2017 and 2016.

30

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 10: Business Segment Information

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2018.

	Life and
Year ended or as of December 31, 2018	Health	Annuities	Total

Revenues

Life and health premiums, net	$–	$–	$–
Net investment income	762	–	762
Net realized investment (losses)	(17)	–	(17)
Other income	18	–	18

Total revenues	763	–	763

Benefits and expenses

Life and health insurance claims and benefits, net	–	–	–
Interest credited to policyholder account balances, net	–	(15)	(15)
Operating and other expenses	151	–	151

Total benefits and expenses	151	(15)	136

Income before income taxes	612	15	627

Income tax expense (benefit)	(185)	3	(182)

Net income	797	12	809

Change in unrealized gains (losses), net of tax
expense (benefit)	(188)	–	(188)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) -	(52)	–	(52)

Other comprehensive income (loss)	(240)	–	(240)

Total comprehensive income	$557	$12	$569

Reinsurance recoverable from affiliate	$24,034	$–	$24,034
Assets on deposit	–	3,138,096	3,138,096
Claim and policy benefit reserves - life and health	20,769	6,067	26,836
Policyholder account balances	3,981	3,138,096	3,142,077

31

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2017.

	Life and
Year ended or as of December 31, 2017	Health	Annuities	Total

Revenues

Life and health premiums, net	$–	$–	$–
Net investment income	517	–	517
Net realized investment (losses)	–	–	–
Other income	3,996	–	3,996

Total revenues	4,513	–	4,513

Benefits and expenses

Life and health insurance claims and benefits, net	2	–	2
Interest credited to policyholder account balances, net	–	–	–
Operating and other expenses	1,596	113	1,709

Total benefits and expenses	1,598	113	1,711

Income before income taxes	2,915	(113)	2,802

Income tax expense (benefit)	763	(40)	723

Net income	2,152	(73)	2,079

Change in unrealized gains (losses), net of tax
expense (benefit)	334	–	334
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) -	–	–	–

Other comprehensive income (loss)	334	–	334

Total comprehensive income	$2,486	$(73)	$2,413

Reinsurance recoverable from affiliate	$23,973	$–	$23,973
Assets on deposit	–	2,453,033	2,453,033
Claim and policy benefit reserves - life and health	20,688	2,364	23,052
Policyholder account balances	3,601	2,453,033	2,456,634

32

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2016.

	Life and
Year ended or as of December 31, 2016	Health	Annuities	Total

Revenues

Life and health premiums, net	$(21)	$–	$(21)
Net investment income	376	–	376
Net realized investment (losses)	–	–	–
Other income	3,415	–	3,415

Total revenues	3,770	–	3,770

Benefits and expenses

Life and health insurance claims and benefits, net	(1)	–	(1)
Interest credited to policyholder account balances, net	–	–	–
Operating and other expenses	1,033	16	1,049

Total benefits and expenses	1,032	16	1,048

Income before income taxes	2,738	(16)	2,722

Income tax expense (benefit)	892	(5)	887

Net income	1,846	(11)	1,835

Change in unrealized gains (losses), net of tax
expense (benefit)	(98)	–	(98)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) -	–	–	–

Other comprehensive income (loss)	(98)	–	(98)

Total comprehensive income	$1,748	$(11)	$1,737

Reinsurance recoverable from affiliate	$23,687	$–	$23,687
Assets on deposit	–	1,619,113	1,619,113
Claim and policy benefit reserves - life and health	20,344	1,162	21,506
Policyholder account balances	3,335	1,619,113	1,622,448

33

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 11: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2017 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $1,224 and $992 at December 31, 2018 and 2017, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2018 and 2017 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Like other members of the insurance industry, the Company is occasionally a party to a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Note 12: Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. During this period, there were no subsequent events that required adjustment to or disclosure in the accompanying financial statements.

34

appendix a: examples of Partial Withdrawals and Full Surrender with Application of Surrender Charge and Market Value Adjustment

Example 1 – Partial Withdrawal with a Negative Market Value Adjustment (“MVA”)

Assume the following information at the last Contract Anniversary (9/1/2018):

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Total Contract Value = $100,000
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
---------------------------------------------------------------------------
Assume the following information at the time of partial withdrawal (3/1/2019):

Gross partial withdrawal = $50,000.00
Closing S&P 500 Index Value = 1,200.00
J = 8.5 Year Constant Maturity Treasury Rate = 4.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.50%
N = Years Remaining in Initial Index Period = 8.50 Years
Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a negative MVA.

First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($25,000.00) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Secure Account ($25,000.00) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500.00).

Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount (10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount ($10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account by the gross partial withdrawal amount ($50,000.00), which equals $36,572.44.

We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account by the gross partial withdrawal amount ($50,000.00), which equals $13,427.56.

Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to -0.0778.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by -0.0778 which equals a negative MVA of $2,198.25. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by -0.0778 which equals a negative MVA of $732.75. The total MVA applied in connection with the partial withdrawal is a negative MVA of $2,931.00 (-$2,198.25 plus -$732.75).

The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge and MVA. For the Secure Account, that equals $36,572.44 - $2,633.22 - $2,198.25 or $31,740.97. For the Growth Account, that equals $13,427.56 - $966.78 - $732.75 or $11,728.03. The total net partial withdrawal paid the Owner is $43,469.00 ($31,740.97 plus $11,728.03).

The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals

$75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the Growth Account, that equals $25,000.00 + $3,500.00 - $13,427.56 or $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

Example 2 – Partial Withdrawal with Positive MVA

Assume the following information at the last Contract Anniversary (9/1/2018):

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Total Contract Value = $100,000.00
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
-------------------------------------------------------------------------
Assume the following information at the time of partial withdrawal (3/1/2019):

Gross partial withdrawal = $50,000.00
Closing S&P 500 Index Value = 1,200.00
J = 8.5-Year Constant Maturity Treasury Rate = 3.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 0.85%
N = Years Remaining in Initial Index Period = 8.50
Surrender Charge Percent = 9.00%

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner from each Risk Control Account in connection with a partial withdrawal resulting in a positive MVA.

First, we determine Credited Index Interest and Contract Value for each Risk Control Account at the time of the partial withdrawal. With respect to the Secure Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Secure Account ($75,000) multiplied by the Initial Index Rate Cap (3.50%) or $2,625.00. We then add the Credited Index Interest ($2,625.00) to the Contract Value in the Secure Account ($75,000) to determine the Contract Value in the Secure Account at the time of partial withdrawal ($77,625.00).

We follow the same steps in determining Credited Index Interest and Contract Value for the Growth Account at the time of the partial withdrawal. With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, Credited Index Interest equals the Contract Value held in the Growth Account ($25,000) multiplied by the Initial Index Rate Cap (14.00%) or $3,500.00. We then add the Credited Index Interest ($3,500.00) to the Contract Value in the Growth Account ($25,000.00) to determine the Contract Value in the Growth Account at the time of partial withdrawal ($28,500.00).

Second, we determine the free annual withdrawal amount available in connection with a partial withdrawal from each Risk Control Account at the time of the partial withdrawal. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($100,000.00) or $10,000.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($77,625.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Secure Account ($7,314.49).

We follow the same steps in determining the free annual withdrawal amount available in connection with a partial withdrawal from the Growth Account at the time of the partial withdrawal. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($28,500.00) by the sum of the Secure Account Value ($77,625.00) and the Growth Account Value ($28,500.00). The result is then multiplied by the free annual withdrawal amount $10,000.00) to determine the free annual withdrawal amount available in connection with a withdrawal from the Growth Account ($2,685.51).

Third, we calculate the amount of the partial withdrawal to be taken from each Risk Control Account. We determine the gross partial withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. We determine the portion of the gross partial withdrawal to be taken from the Secure Account by multiplying the percentage of Contract Value held in the Secure Account (73.14%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Secure Account ($36,572.44).

We follow the same steps in determining the amount of the gross partial withdrawal to be taken from the Growth Account at the time of the partial withdrawal. We determine the portion of the gross partial withdrawal to be taken from the Growth Account by multiplying the percentage of Contract Value held in the Growth Account (26.86%) by the gross partial withdrawal amount ($50,000.00) to determine the amount of the partial withdrawal to be taken from the Growth Account ($13,427.56).

Fourth, we determine the amount of the gross partial withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Risk Control Account from the gross partial withdrawal amount for the Risk Control Account. For the Secure Account, the gross partial withdrawal amount ($36,572.44) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the partial withdrawal ($7,314.49) equals $29,257.95. For the Growth Account, the gross partial withdrawal amount ($13,427.56) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the partial withdrawal ($2,685.51) equals $10,742.05.

Fifth, we determine the amount of the Surrender Charge that would be deducted from the gross partial withdrawal amount for each Risk Control Account. We do this by multiplying the amount of the gross partial withdrawal that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($29,257.95) multiplied by the Surrender Charge percentage (9%) equals $2,633.22. For the Growth Account, the amount of the gross partial withdrawal subject to a Surrender Charge ($10,742.05) multiplied by the Surrender Charge percentage (9%) equals $966.78. The total Surrender Charge deducted in connection with the partial withdrawal equals $3,600.00 ($2,633.22 plus $966.78).

Sixth, we determine the MVA that would be applied to the gross partial withdrawal amount for each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the gross partial withdrawal that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to 0.0545.) For the Secure Account, we would divide $29,257.95 by 1.035 then multiply the result by 0.0545 which equals a positive MVA of $1,539.72. For the Growth Account, we would divide $10,742.05 by 1.14 then multiply the result by 0.0545 which equals a positive MVA of $513.24. The total MVA applied in connection with the partial withdrawal is a positive MVA of $2,052.96 ($1,539.72 plus $513.24).

The amount of the net partial withdrawal paid the Owner from each Risk Control Account equals the gross partial withdrawal amount less the Surrender Charge plus the MVA. For the Secure Account, that equals $36,572.44 - $2,633.22 + $1,539.72 or $35,478.94. For the Growth Account, that equals $13,427.56 - $966.78 + $513.24 or $12,974.02. The total net partial withdrawal paid the Owner is $48,452.96 ($35,478.94 plus $12,974.02).

The Contract Value remaining in each Risk Control Account after the partial withdrawal equals the Contract Value in the Risk Control Account at the beginning of the Contract Year plus any Credited Indexed Interest and less the gross partial withdrawal amount. For the Secure Account, that equals $75,000.00 + $2,625.00 - $36,572.44 or $41,052.56. For the Growth Account, that equals $25,000 + $3,500.00 - $13,427.56 or $15,072.44. The total Contract Value in both Risk Control Accounts after the partial withdrawal is $56,125.00 ($41,052.56 plus $15,072.44).

Example 3 –Full Surrender of Contract on First Day of Second Contract Year with Negative MVA

Assume the following information at Contract Issue (9/1/2017):

Risk Control Account	Risk Control Account Allocation	Initial Index Rate Floor	Initial Index Rate Cap	S&P 500 Index Value	(Initial Index Value) x (1 + Index Interest Rate Floor)	(Initial Index Value) x (1 + Index Interest Rate Cap)
Secure Account	75%	0%	3.50%	1,000.00	1,000.00	1,035.00
Growth Account	25%	-10%	14.00%	1,000.00	900.00	1,140.00

Purchase Payment = $100,000
10-Year Initial Index Period
I = 10-Year Constant Maturity Treasury Rate = 3.50%
K = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.00%
----------------------------------------------------------------------
Assume at time of first Contract Anniversary (9/1/2018):

Closing S&P 500 Index Value = 950.00
The Closing S&P 500 Index Value on the last day of the first Contract Anniversary is equal to the Closing S&P 500 Index Value on the first day of the second Contract Anniversary.
J = 9-Year Constant Maturity Treasury Rate = 4.00%
L = The BofA Merrill Lynch 1-10 Year US Corporate
Constrained Index Asset Swap Spread = 1.50%
N = Years Remaining in Initial Index Period = 9.00
Surrender Charge Percent = 9.00%

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner from each Risk Control Account in connection with a full surrender of the Contract. For purposes of this example, we assume the surrender takes place on the first day of the second Contract Year.

Upon the Contract Anniversary, we calculate and apply Credited Index Interest to each Risk Control Account. The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts in accordance with the Owner’s most recently communicated allocation instructions. First, we determine Credited Index Interest and Contract Value for each Risk Control Account on the Contract Anniversary. With respect to the Secure Account, because the Closing Index Value is less than the Initial Index Value multiplied by the sum of 1 + the Index Interest Rate Floor, no Credited Index Interest would be credited to Contract Value held in the Secure Account ($75,000). With respect to the Growth Account, because the Closing Index Value is greater than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Floor and the Closing Index Value is less than the Initial Index Value multiplied by the sum of 1 + Index Interest Rate Cap, we would apply Credited Index Interest to Contract Value held in the Growth Account ($25,000). Because the Closing Index Value is less than the Initial Index Value, we will credit negative Credited Index Interest to the Contract Value held in the Growth Account. The negative Credited Index Interest we will credit equals the Contract Value held in the Growth Account ($25,000) multiplied by the Closing Index Value (950) divided by Initial Index Value (1,000) minus 1 or - $1,250.00. We then apply the negative Credited Index Interest (-$1,250.00) to the Contract Value in the Growth Account ($25,000) to determine the Contract Value in the Growth Account on the Contract Anniversary ($23,750).

The Automatic Rebalancing Program then transfers Contract Value between the Risk Control Accounts as noted in the chart below:
Before Rebalancing:
Risk Control Account	Account Value	Percentage
Secure	$75,000.00	75.95%
Growth	$23,750.00	24.05%

Contract Value	$98,750.00	100.00%

After Rebalancing:
Risk Control Account	Account Value	Percentage
Secure	$74,062.50	75.00%	(-$937.50)
Growth	$24,687.50	25.00%	(+$937.50)

Contract Value	$98,750.00	100.00%

Second, we determine the free annual withdrawal amount available in connection with a full surrender from each Risk Control Account at the time of surrender. We determine the free annual withdrawal amount for each Risk Control Account on a proportional basis based on the Contract Value held in each Risk Control Account. The free annual withdrawal amount is equal to 10% of the Contract Value at the beginning of the Contract Year ($98,750.00) or $9,875.00. We determine the portion of the free annual withdrawal amount available from the Secure Account by calculating the percentage of Contract Value held in the Secure Account. We divide the Secure Account Value ($74,062.50) by the sum of the Secure Account Value

($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Secure Account ($7,406.25) in connection with the surrender of the Contract.

We follow the same steps in determining the free annual withdrawal amount available from the Growth Account at the time of surrender. We determine the portion of the free annual withdrawal amount available from the Growth Account by calculating the percentage of Contract Value held in the Growth Account. We divide the Growth Account Value ($24,687.50) by the sum of the Secure Account Value ($74,062.50) and the Growth Account Value ($24,687.50). The result is then multiplied by the free annual withdrawal amount $9,875.00) to determine the free annual withdrawal amount available from the Growth Account ($2,468.75).

Third, we determine the amount of the withdrawal that may be subject to a Surrender Charge and MVA for each Risk Control Account. We do this by subtracting the free annual withdrawal amount available from the Contract Value in the Risk Control Account. For the Secure Account, the Secure Account Value ($74,062.50) minus the portion of free annual withdrawal amount available from the Secure Account in connection with the surrender ($7,406.25) equals $66,656.25. For the Growth Account, the Growth Account Value ($24,687.50) minus the portion of free annual withdrawal amount available from the Growth Account in connection with the surrender ($2,468.75) equals $22,218.75.

Fourth, we determine the amount of the Surrender Charge that would be deducted from the Contract Value in each Risk Control Account. We do this by multiplying the amount of the Contract Value that may be subject to a Surrender Charge by the applicable Surrender Charge percentage for each Risk Control Account. For the Secure Account, the Secure Account Value subject to a Surrender Charge ($66,656.25) multiplied by the Surrender Charge percentage (9%) equals $5,999.06. For the Growth Account, the Growth Account Value subject to a Surrender Charge ($22,218.75) multiplied by the Surrender Charge percentage (9%) equals $1,999.69. The total Surrender Charge deducted in connection with the surrender of the Contract equals $7,998.75 ($5,999.06 plus $1,999.69).

Fifth, we determine the MVA that would be applied to the Contract Value in each Risk Control Account. For each Risk Control Account, we do this by dividing the amount of the Contract Value that may be subject to an MVA by the sum of 1 plus the cumulative Index Interest Rate credited to date in the current Contract Year and multiply the result by the Market Value Adjustment factor (“MVAF”). (The MVAF is equal to (((1 + I + K) / (1 + J + L))^N) – 1 and for this example is equal to -0.0821.) For the Secure Account, we would divide $66,656.25 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $5,475.42. For the Growth Account, we would divide $22,218.75 by 1.00 then multiply the result by -0.0821 which equals a negative MVA of $1,825.14. The total MVA applied in connection with the surrender of the Contract is a negative MVA of $7,300.56 ($5,475.42 plus $1,825.14

The net amount paid the Owner from the surrender of the Contract from each Risk Control Account equals the Contract Value in the Risk Control Account less the Surrender Charge and the MVA. For the Secure Account, that equals $74,062.50 - $5,999.06 - $5,475.42 or $62,588.02. For the Growth Account, that equals $24,687.50 - $1,999.69 - $1,825.14 or $20,862.67. The total net amount paid the Owner from the surrender of the Contract is $83,450.69 ($62,588.02 plus $20,862.67). Following the surrender of the Contract, there would be no Contract Value remaining under the Contract.

MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, IA 50677
1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$249,000
Printing and engraving	$145,000
Accounting fees and expenses	$64,613
Legal fees and expenses	$32,000
Miscellaneous	$7,000

TOTAL EXPENSES	$459,613

* Estimated.

Item 14. Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Company is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

(1)	(i)	Distribution Agreement dated June 11, 2013. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(ii)	Selling Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(iii)	Distribution Agreement dated September 9, 2013. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed November 27, 2013. (File No. 333- 192603)
(iv)
Amended and Restated Distribution Agreement dated as of January 7, 2016. Incorporated herein by reference to the initial filing of the Registration Statement on Form N-4, filed January 29, 2016. (File No. 333-207276)

(3)	(i)
Articles of Incorporation of MEMBERS Life Insurance Company. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed February 6, 2013. (File No. 333-186477)

	(ii)	Bylaws of MEMBERS Life Insurance Company. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed February 6, 2013. (File No. 333-186477)
	(iii)	Amended and Restated Bylaws. Incorporated herein by reference to the initial filing of the Registration Statement on Form N-4, filed January 29, 2016. (File No. 333-207276)

(4)	(i)	Forms of Contract. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(ii)	Form of Application. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(iii)	Form of Change of Annuitant Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(iv)	Form of Roth IRA Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(v)	Form of IRA Endorsement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(vi)	Form of Amendment to Application Endorsement. Incorporated herein by reference to Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(vii)	Bailout Provision Rider. Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed August 2, 2013. (File No. 333-186477)

(5)	Legality Opinion. (filed herewith)

(10)	Material Contracts
	(i)	Coinsurance Agreement dated October 31, 2012. Incorporated herein by reference to Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
	(ii)	Coinsurance Agreement dated January 1, 2013. Incorporated herein by reference to Pre- Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
(a)
First Amendment to Coinsurance Agreement dated January 1, 2014. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S- 1, filed April 4, 2014. (File No. 333-192603)

(b)
Second Amendment to Coinsurance Agreement dated November 18, 2014. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(c)
Third Amendment to Coinsurance Agreement dated March 24, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(d)
Fourth Amendment to Coinsurance Agreement dated August 31, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(e)
Fifth Amendment to Coinsurance Agreement dated December 18, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

(f)
Sixth Amendment to Coinsurance Agreement dated October 20, 2017. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed December 20, 2017. (File No. 333-222172)

	(iii)	Cost Sharing Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
(a)
Expense Sharing Agreement dated December 31, 2013. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(b)
Amended and Restated Expense Sharing Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

	(iv)	Investment Advisory Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)
(a)
Amendment to Investment Advisory Agreement dated January 15, 2014. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(b)
Amended and Restated Investment Advisory Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

(v)
Procurement and Disbursement and Billing and Collection Services Agreement. Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 12, 2013. (File No. 333-186477)

(a)
Amendment to Procurement and Disbursement and Billing and Collection Services Agreement. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 4, 2014. (File No. 333-192603)

(vi)
CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated January 1, 2015. Incorporated herein by reference to the initial filing of the Registration Statement on Form S-1, filed March 25, 2015. (File No. 333-202984).

(vii)
Amended and Restated Expense Sharing Agreement dated January 1, 2015. Incorporated herein by reference to Post-Effective Amendment. No 1 to the Registration Statement on Form N-4, filed March 31, 2017. (File No. 333-207276).

(23)	(i)	Consent of Ross D. Hansen. (See exhibit 5)
	(ii)	Consent of Deloitte & Touche LLP independent registered public accounting firm. (filed herewith)

(24)	Powers of Attorney. (filed herewith)

101.INS XBRL Instance Document. (filed herewith)

101.SCH XBRL Taxonomy Extension Schema (filed herewith)

101.CAL XBRL Taxonomy Extension Calculation Linkbase (filed herewith)

101.DEF XBRL Taxonomy Definition Linkbase (filed herewith)

101.LAB XBRL Taxonomy Extension Label Linkbase (filed herewith)

101.PRE XBRL Taxonomy Extension Presentation Linkbase (filed herewith)

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin on the 18 day of April, 2019.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer

David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 18, 2019 in the capacities indicated.

Name	Title	Date

*
	President/Director	April 18, 2019

David L. Sweitzer

*
	Treasurer	April 18, 2019

Brian J. Borakove

*
	Director	April 18, 2019

Michael F. Anderson

*
	Director	April 18, 2019

Michael T. Defnet

*
	Director	April 18, 2019

William A. Karls

*
	Director	April 18, 2019

Paul D. Barbato

* By: /s/Ross D. Hansen	As Attorney-in-Fact
Ross D. Hansen	pursuant to
powers of attorney

Exhibit List

(5)	Legality Opinion

(23) (ii)	Consent of Deloitte & Touche LLP, independent registered public accounting firm

(24)	Powers of Attorney.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase